UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2017

Dear Galena Biopharma Stockholder,

It is my pleasure to invite you to attend the 2017 Annual Meeting of Stockholders of Galena Biopharma, Inc. The meeting will be held at 2010 Crow Canyon Place, 1st Floor, San Ramon, CA 94583 on Thursday, June 8, 2017 at 9:00 a.m. Pacific Time. Please see the Notice of Annual Meeting on the following page for additional information.

Enclosed or accessible online are our Notice of Annual Meeting, Proxy Statement, and Annual Report to our Stockholders for your review.

Your vote is extremely important to us. Even if you plan to attend the 2017 Annual Meeting, we urge you to return your proxy card or to vote right away via telephone or the Internet to ensure your votes are properly counted. Further details on voting procedures can be found in the Proxy Statement.

On behalf of our entire Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Stephen F. Ghiglieri

Stephen F. Ghiglieri

Interim Chief Executive Officer & Chief Financial Officer

GALENA BIOPHARMA, INC.

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

(925) 498-7709

PROXY STATEMENT

Notice of Annual Meeting of Stockholders

DATE: Thursday, June 8, 2017 TIME: 9:00 a.m. (Pacific Daylight Time)

LOCATION: 2010 Crow Canyon Place, 1st Floor, San Ramon, CA 94583

Items of Business

This proxy statement (“Proxy Statement”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Galena Biopharma, Inc. (the “Company”, “we”, “our” or “Galena”) for use at the 2017 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our Board of Directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the Annual Meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This Proxy Statement will be provided electronically, if elected, or otherwise is being mailed on or about April 26, 2017 to stockholders of record at the close of business on April 13, 2017 (the “Record Date”).

We are holding the Annual Meeting for the following purposes, which are described in more detail in our Proxy Statement:

●	To elect three directors to serve until the 2020 annual meeting of stockholders;

●	To approve, by non-binding vote, the compensation of our named executive officers;

●	To ratify the appointment of Moss Adams (“Moss Adams”) as our independent registered public accounting firm for 2017; and,

●	To conduct any other business properly brought before the Annual Meeting.

Record Date

Only those stockholders of record at the close of business on April 13, 2017 are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy.

There are several ways to vote this year. Whatever method you choose, voting in advance of the Annual Meeting will ensure that your shares will be voted as you direct, even if you do not attend the Annual Meeting. Voting instructions are detailed on the following page and are included on the proxy card enclosed with our Proxy Statement.

Materials

Enclosed are our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Annual Report”), as filed with the Securities and Exchange Commission (“SEC”). These materials are also available under the Investors section of our website: www.galenabiopharma.com, and the SEC’s website at www.sec.gov, or will be furnished without charge to any stockholder upon written or oral request to Galena Biopharma, Inc., Attn: Investor Relations, 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583; telephone: (925) 498-7709. Information on our website is not incorporated by reference in this Proxy Statement.

If you plan to attend the Annual Meeting, Galena representatives will be onsite to assist with registration for the event. You must bring proof of your identity to the Annual Meeting. If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of April 13, 2017 (such as a brokerage statement).

Voting Information, Voting Securities, Quorum and Votes Required

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals. Unless otherwise indicated, information relating to our stock price and number of shares of our common stock reflects our November 2016 reverse stock split effective on November 11, 2016. As of the Record Date, 37,435,524 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to each matter submitted to stockholders at the Annual Meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the Annual Meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The advisory approval of the compensation of our named executive officers and ratification of Moss Adams as our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matters at the Annual Meeting. A representative of our Company will serve as the inspector of elections at the Annual Meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two: Advisory Vote on Executive Compensation”; and, “Proposal Three: Ratification of Selection of Independent Registered Public Accounting Firm” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to matters voted on at the Annual Meeting. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Three: Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the Annual Meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at (925) 498-7709 or upon written request to Galena Biopharma, Inc., Attn: Investor Relations, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner. If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Voting Information

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals.

Voter Eligibility

Only those stockholders of record at the close of business on April 13, 2017 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting for any purpose germane to the Annual Meeting.

How to Vote

Even if you plan to attend the Annual Meeting, if your shares are registered directly in your name, please vote right away using one of the following advance voting methods. Make sure to have your proxy card in hand and follow the instructions.

By Internet: If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone: You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail: You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

All stockholders of record may vote in person at the Annual Meeting. If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the Annual Meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting. A broker’s proxy card is not the form of proxy card enclosed with this Proxy Statement. You will not be able to vote shares you hold in “street name” at the Annual Meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations.

Electronic Document Delivery

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials and our 2016 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet, as described above. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2016 Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2016 Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read this entire Proxy Statement before voting. For more complete information regarding our 2016 performance, please review our 2016 Annual Report.

Proposal 1: Election of Directors

The Nominating and Governance Committee and the Board of Directors believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Our Board of Directors’ Recommendation: FOR Each Director Nominee

Proposal 2: Advisory Vote on Executive Compensation

We are asking our stockholders to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

Our Board of Directors’ Recommendation: FOR

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee and our Board of Directors believe that the appointment of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2016, and has served as our auditors since May 2013. As a matter of good corporate governance, we are asking stockholders to ratify such appointment.

Our Board of Directors’ Recommendation: FOR

Proposal 1: Election of Directors

The Board of Directors has seven members and the size of the Board of Directors was reduced from eight to seven members. The Board of Directors is currently divided into three classes of directors with two directors in Class II and Class III and three directors in Class I. Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which he or she was elected and until his or her successor is duly elected and qualified. The terms and members of each class of directors are as follows:

●	Class I Directors whose term expires at the date of the annual meeting in 2017: William L. Ashton, Rudolph Nisi, M.D.; and Richard Chin, M.D.;

●	Class II Directors whose term expires at the annual meeting in 2018: Irving M. Einhorn and Stephen S. Galliker; and,

●	Class III Directors whose term expires at the date of the Annual Meeting in 2019: Sanford J. Hillsberg and Mary Ann Gray, Ph.D.

The following is information concerning Mr. Ashton, Dr. Nisi, and Dr. Chin, the nominees for election as directors at the Annual Meeting, as well as information about the directors whose terms of office will continue after the Annual Meeting.

Current Nominees

We understand that Mr. Ashton, Dr. Nisi, and Dr. Chin will be available and able to serve as directors. In the event that either of them are unable or unwilling to serve, our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Ghiglieri or Knapp can vote your shares for a substitute nominee. They cannot vote for more than one nominee.

Class I – Term Expiring at the Current Annual Meeting

WILLIAM L. ASHTON [66] was appointed as a director on April 26, 2013. Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm, since 2013. Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and was the Senior Vice President of External Affairs and an Assistant Professor at University of the Sciences in Philadelphia, Pennsylvania until 2013. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs. Mr. Ashton currently serves on the boards of Recro Pharma, Inc., a publicly-held global pharmaceutical company, the Academy of Notre Dame, and Loyola University. Previously, he served on the boards of Sucampo Pharmaceuticals, Inc., the National Osteoporosis Foundation, and the Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Our Board of Directors believes that Mr. Ashton is highly qualified to serve as a member of the Board of Directors because of Mr. Ashton’s leadership experience and judgment, his extensive sales and marketing experience in the pharmaceutical industry, and his prior experience as a director of a number of pharmaceutical and biotechnology companies.

RUDOLPH NISI, M.D. [85] has served as a director since January 2009. Dr. Nisi has held various positions at New York Westchester Square Medical Center (“NYWSMC”). In addition to having been on the Active Staff in Internal Medicine/Cardiology since 1963,Dr. Nisi was also Director of Medicine since 1975, Chief of Cardiology since 1975, Chairman of Medical Critical Care Unit since 1975, President of the Medical Board from 1977 to 1978, Chairman of the Board of Trustees since 1983 and from 1976 to 1978, Chairman of the ER Committee since 1984, and Vice-President of Medical Affairs since 1993. In 2011, Dr. Nisi retired as Chairman of the board of directors at NYWSMC and subsequently held the position of Vice Chairman. Dr. Nisi was the Chairman of the Board of Medco Research Inc. Dr. Nisi has also served as an Attending Physician at New York Hospital, a Clinical Assistant Professor of Medicine at Cornell University Medical College and an Assistant Dean at Weill Medical College of Cornell University. Dr. Nisi has also served as a director of Tempra Technology, Inc., a thermal research and development company, since 1997 and on the boards of Touchtone HMO and New York Presbyterian Hospital. Dr. Nisi holds a B.S. degree from Fordham University and a Doctor of Medicine degree from the University of Rome Medical School in Rome, Italy and is a fellow in the American College of Cardiology. Dr. Nisi is also a graduate of the Director’s college at Stanford University.

Our Board of Directors believes that Dr. Nisi is highly qualified to serve as a member of the Board of Directors because of Dr. Nisi’s prior experience as a practicing physician, his prior experience as a director of a number of pharmaceutical and biotechnology companies, and his medical and academic qualifications.

RICHARD CHIN, M.D. [49] has served as a director since 2009. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. Since 2012, Dr. Chin has been the President and Chief Executive Officer and director of Kindred Biosciences, Inc., a public biopharmaceutical company. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive Officer of Oxigene, Inc., a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech products except for oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. Previously, he was a member of the board of directors for ImmunoCellular Therapeutics, Ltd. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar.

Our Board of Directors believes that Dr. Chin is highly qualified to serve as a member of the Board of Directors because of Dr. Chin’s expertise with drug development, his experience as both an executive and director of public drug development companies, and his scientific and academic qualifications.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Continuing Directors

Class II — Term Expiring at the 2018 Annual Meeting

IRVING M. EINHORN, J.D. [75] was appointed as a director on March 14, 2014. Mr. Einhorn started his career in 1972 as a SEC Staff attorney. He rose to increasingly more responsible positions culminating in his appointment as Regional Administrator of the Commission’s Los Angeles Regional Office where he was responsible for overseeing in excess of 100 staff members whose function was to implement the SEC’s regulatory and law enforcement mandates principally in the Western United States. Subsequent to leaving the SEC in 1989, Mr. Einhorn has engaged in the private practice of law focused exclusively on federal, state and self- regulatory organization securities enforcement and securities compliance matters.

Our Board of Directors believes that Mr. Einhorn is highly qualified to serve as a member of the Board of Directors because of Mr. Einhorn’s unique experience in SEC enforcement, SEC regulation, SEC compliance, and SEC disclosure requirements based on 17 years of service as an SEC attorney and over 40 years of experience as an attorney whose practice has been devoted exclusively to securities related compliance and enforcement matters.

STEPHEN GALLIKER, CPA [70] has served as a director since 2007. Mr. Galliker served as the Chief Financial Officer of Kindred Biosciences, Inc., a public biopharmaceutical company, from September 10, 2013 to August 2014, after which he retired. Mr. Galliker served as the Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp., a biopharmaceutical company focused on advancing novel biotherapeutics for unmet medical needs, from 1999 until his retirement in July 2008. From 1996 to 1999, Mr. Galliker was the Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, and was Excel’s Vice President, Finance and Administration from 1997 to 1999. Mr. Galliker was also a director of Osteotech, Inc., a formerly public medical device company, until its merger into Medtronic, Inc. in November 2010. Mr. Galliker received a B.S. from Georgetown University and an M.B.A. from the University of Chicago.

Our Board of Directors believes that Mr. Galliker is highly qualified to serve as a member of the Board of Directors because of Mr. Galliker’s extensive experience as the Chief Financial Officer of pharmaceutical companies and as a director of a medical device company as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Class III – Term Expiring at the 2019 Annual Meeting

SANFORD J. HILLSBERG, J.D. [68] has served as the Chairman of our Board of Directors since 2007. Mr. Hillsberg has been an attorney with TroyGould PC since 1976, is a member of the firm’s Management Committee, and is currently a non-shareholder member of the firm. His practice has focused on the life sciences and technology industries, where he has represented many public and private companies in connection with their capital-raising, mergers and acquisitions, strategic alliances, licensing transactions, SEC reporting and corporate governance. Since 2013, Mr. Hillsberg has served as a director of Lion Biotechnologies, Inc., a cancer immunotherapy research and development company. Mr. Hillsberg is also a co-founder and has served since 2016 as Chairman of the Board of Nacuity Pharmaceuticals, Inc., an ophthalmic research and development company. Mr. Hillsberg has previously held board of director positions at several publicly-held biopharmaceutical companies including ImmunoCellular Therapeutics, Ltd. where he was also a founder (2004-2007), Duska Therapeutics, Inc. (1999-2006), and Medco Research which was subsequently acquired by King Pharmaceuticals, Inc. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg actively funds cutting-edge cancer research at institutions such as the National Foundation for Cancer Research, Massachusetts General Hospital, and the Mayo Clinic. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Our Board of Directors believes that Mr. Hillsberg is highly qualified to serve as a member of the Board of Directors because of Mr. Hillsberg’s extensive prior experience in founding and serving on the boards of a number of pharmaceutical and biotech companies, as well as his expertise in legal and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

MARY ANN GRAY, Ph.D. [63] joined the Board of Directors on April 26, 2017. Dr. Gray is currently President of Gray Strategic Advisors, LLC, which she started in 2003 and which provides strategic advice to both public and private biotechnology companies. Previously, she spent three and a half years with the Federated Kaufmann Fund focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst for nine years with Kidder Peabody, Dillon Read and Raymond James. Dr. Gray currently serves on the public company boards of Senomyx Inc. and Juniper Pharmaceuticals, Inc. At Senomyx she is chair of the compensation committee and a member of the audit committee. At Juniper she is chair of the audit committee. Previously, Dr. Gray also served on the boards of Acadia Pharmaceuticals, Dyax Corp., TetraLogic, GTC Biotherapeutics, Inc., Telik, and Apthera, Inc. (private). Dr. Gray has a Ph.D. in Pharmacology from the University of Vermont where she focused on novel chemotherapeutic agents for the treatment of cancer. She did postdoctoral work at Northwestern University Medical School and Yale University School of Medicine. Earlier in her career, Dr. Gray held scientific positions at Schering Plough and NeoRx, managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute, and worked in a hospital laboratory.

Our Board of Directors believes that Dr. Gray is highly qualified to serve as a member of the Board of Directors with her experience as a financial analyst and portfolio manager responsible for over $1 billion in healthcare investments in the biotechnology industry, as well as a background in scientific research. In addition, she has extensive prior and current service as a director for other development stage biotechnology companies and holds lead roles on the audit and compensation committees.

Meetings of the Board of Directors and Committees

Our Board of Directors has a standing Audit Committee, Compensation Committee, a Nominating and Corporate Governance Committee, as well as a Strategy Committee. The functions of each of the committees are described on the following pages. During fiscal year 2016, our Board of Directors held 16 meetings with a full board attendance rate of 63%, but reached a full quorum at each meeting. Not all directors attended 100% of all the above Board committee meetings on which he or she served but the combined percentage of attendance for these committee meetings was 90%.

It is the policy of the Company that directors are expected to attend, in person or by telephone, the Annual Meeting, and all of our directors attended last year’s Annual Meeting.

The following table provides information concerning the current membership of our Board of Directors committees and as of the Annual Meeting Dr. Gray will become the chair of the Audit Committee and Mr. Einhorn will join the Strategy Committee:

Director Independence

Rule 5605 of the NASDAQ marketplace rules requires that a majority of our Board of Directors be comprised of independent directors. In addition, the NASDAQ marketplace rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees be independent and that our Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 5605(a)(2) of the NASDAQ marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. For purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee.

Our Nominating and Corporate Governance Committee and the independent members of the Board of Directors have determined that William L. Ashton, Richard Chin, M.D., Irving M. Einhorn, Stephen S. Galliker, Mary Ann Gray, Ph.D., and Rudolph Nisi, M.D. are “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ marketplace rules. Our Board of Directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the NASDAQ marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer.

Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are “independent” under the current independence standards of the NASDAQ marketplace rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In making such determination, our Nominating and Corporate Governance Committee and Board of Directors considered the relationships that each such non-employee director has with our company and other facts and circumstances our Nominating and Corporate Governance Committee and Board of Directors are required to consider under the NASDAQ marketplace rules or that they deem relevant in determining independence. Specifically,

●	Audit Committee: Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of Mr. Galliker, Mr. Einhorn, Dr. Gray, and Dr. Nisi are “independent” under the NASDAQ marketplace rules. Our Nominating and Corporate Governance Committee and Board of Directors have determined that Mr. Galliker, the chair of our Audit Committee, and Dr. Gray who will become the chair as of the Annual Meeting also is an audit committee financial expert.

●	Compensation Committee: Our Nominating and Corporate Governance Committee and Board of Directors have determined that each of the current members of the Compensation Committee, Mr. Ashton, Mr. Galliker, Dr. Nisi, and Dr. Chin, are “independent” under the NASDAQ marketplace rules. In evaluating their independence, our Nominating and Corporate Governance Committee and Board of Directors considered all factors relevant to determining whether the directors have a relationship with our Company that is material to the director’s ability to be independent of management in connection with the duties of a compensation committee member, including whether such directors derive compensation from the Company, including any consulting, advisory or compensatory fees paid by the Company to the director.

●	Nominating and Corporate Governance Committee: Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of the current members of the Nominating and Corporate Governance Committee, Mr. Ashton, Mr. Einhorn, Dr. Gray, and Dr. Nisi, and Dr. Chin, are “independent” under the NASDAQ marketplace rules.

Audit Committee

Current Committee Members: Stephen S. Galliker, CHAIRMAN | Irving M. Einhorn | Mary Ann Gray, Ph.D. | Rudolph Nisi, M.D.

Number of Meetings Held in 2016: 7

The Audit Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com, under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Appoint, oversee and replace, if necessary, the Company’s independent auditor,

2.	Assist the Board of Directors oversight of:

a.	the preparation and audit of the Company’s financial statements,

b.	the Company’s accounting and reporting processes and compliance with legal and regulatory requirements,

c.	the independent auditor’s qualifications, performance and independence,

d.	the performance of the Company’s internal audit function, and

e.	the Company’s compliance with legal and regulatory requirements.

3.	Prepare the report from the Committee required by the rules and regulations under the Exchange Act, to be included in the Company’s annual proxy statement.

Summary Responsibilities and Authority of the Committee

●	Retention and Oversight of the Independent Auditor.

●	Annually evaluate, determine the selection of, and, if necessary or otherwise appropriate, determine the replacement of or rotation of the independent auditor.

●	Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor.

●	Request and receive from the independent auditor annually a formal written statement delineating all relationships between the auditor and the Company.

●	Oversight of the Audit Process and the Company’s Legal Compliance Program.

●	Review with the Company’s internal auditors and independent auditor the overall scope and plans for audits.

●	Review and discuss with management and the internal auditors and independent auditor the Company’s system of internal control over financial reporting, its financial and critical accounting practices, and policies relating to risk assessment and management.

●	Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Discuss with management and the independent auditor any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

●	Review and discuss with management and the independent auditor the annual and quarterly financial statements and management’s discussion and analysis of financial condition and results of operations of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

●	Review and approve each “related party transaction” within the meaning set forth in Item 404(a) of Regulation S-K under the Exchange Act as it may be amended or modified in the future. Review material pending legal proceedings involving the Company and other contingent liabilities.

●	Receive from the Chief Executive Officer and Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

●	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

●	Oversee the Company’s major non-financial compliance programs including, but not limited to, the Company’s policies and procedures for monitoring health care compliance; product quality and compliance, including quality programs and policies; product safety; privacy; and compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended.

●	At least annually, review with the Chief Compliance Officer the organization, implementation and effectiveness of the Company’s compliance programs, and the adequacy of the resources for those programs, including the compliance programs of newly acquired companies.

●	Review the metrics used by management to provide insight into the Company’s compliance and quality systems and organization.

●	At least annually, review with the Chief Compliance Officer the status of the Company’s compliance with its Code of Business Conduct and Ethics, internal Company policies, insider trading policy, and non-healthcare related laws and regulations, including the federal securities laws.

●	Other Responsibilities.

●	Prepare an audit committee report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

●	Implement an appropriate control process for reviewing and approving the Company’s internal transactions and accounting.

Compensation Committee

Current Committee Members: William L. Ashton, CHAIRMAN | Richard Chin, M.D. | Stephen S. Galliker | Rudolph Nisi, M.D.

Number of Meetings Held in 2016: 11

The Compensation Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com, under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Carry out the responsibilities specified in its Charter relating to the compensation of the Company’s executive officers and non-employee directors.

2.	Review and approve a compensation discussion and analysis, and prepare a report regarding executive compensation and director compensation, for inclusion in the Company’s annual proxy statement.

3.	In carrying out its responsibilities, the Committee should balance:

a.	The Company’s interest in managing cash and stockholder dilution; and

b.	The Company’s interest in using compensation to attract, retain and motivate management.

In managing these competing concerns, the Committee should act in what it believes to be the long-term best interests of the Company and its stockholders.

Summary Responsibilities and Authority of the Committee

●	Review and recommend for determination by the Board of Directors, no less frequently than annually, the corporate goals and objectives relevant to executive officer compensation and evaluate the performance of the CEO and other executive officers in light of those goals and objectives.

●	Review and approve annual base salaries and cash bonuses of executive officers, and recommend for determination by the Board, the annual base salary and cash bonus of the CEO.

●	Review, and approve, the proposed adoption, amendment or termination of incentive compensation plans and equity-based plans and administer the Company’s existing incentive compensation plans and equity-based plans for executive officers.

●	Grant stock options, shares of restricted stock and other equity-based awards under the Company’s incentive compensation plans and other equity-based plans, including awards to executive officers and recommend for determination by the Board such awards to the CEO, and determine the terms of such stock options, shares of restricted stock and other equity-based awards.

●	Review and approve, the Company’s policies concerning perquisites provided to the Company’s executive officers, including benefits provided upon retirement or other termination of employment.

●	Review and approve all employment agreements, retention agreements, severance agreements, performance award agreements, stock option and restricted stock agreements and other compensation agreements between the Company and its executive officers and review and recommend for determination by the Board such agreements between the Company and the CEO.

●	Review, and recommend for determination by the Board, the compensation of members of the Board and Board committees, including, without limitation, annual retainers, meeting fees, committee fees, committee chair fees and equity-based awards.

●	Review and discuss with management the compensation discussion and analysis required to be included in the Company’s filings with the Securities and Exchange Commission and, based on such review and discussion, recommend to the Board whether the compensation discussion and analysis should be included in such annual report or proxy statement. Prepare the Committee’s report on executive compensation and Board compensation for inclusion in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

Current Committee Members: Rudolph Nisi, M.D., CHAIRMAN | William L. Ashton | Richard Chin, M.D. | Irving Einhorn | Mary Ann Gray, Ph.D.

Number of Meetings Held in 2016: 8

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com, under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Identify individuals qualified to become members of the Board.

2.	Recommend for the Board of Directors’ selection the director nominees for each annual meeting of stockholders.

3.	Periodically review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board of Directors approval.

4.	Oversee the periodic evaluation of the Board of Directors, its committees and the Company’s Chairman of the Board and Chief Executive Officer.

Summary Responsibilities and Authority of the Committee

●	Identify individuals qualified to become members of the Board, consistent with any criteria approved by the Board. Review recommendations for director nominees made by the Chief Executive Officer or any director or stockholder. Recommend for the Board’s selection the director nominees for each annual meeting of stockholders, taking into account each candidate’s experience, qualifications, attributes and skills.

●	Review, and recommend any necessary or otherwise appropriate changes to the policy described in the Company’s annual proxy statement by which stockholders of the Company may recommend a candidate to the Committee for consideration for nomination as a director.

●	Recommend to the Board qualified individuals to serve as committee members on the various Board committees and review and recommend committee slates and recommend additional committee members to fill vacancies as needed.

●	Describe to each director what is expected, including reference to the Company’s corporate governance principles and directors’ basic duties and responsibilities, with respect to attendance at Board meetings and advance review of meeting materials.

●	Review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board approval, with such corporate governance principles to address, among other things, (1) director qualification standards, (2) director responsibilities, (3) director access to management and, as necessary or otherwise appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) management succession, and (7) an annual performance evaluation of the Board.

●	Review the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, the ratio of employee directors to non-employee directors, the meeting frequency of the Board and the structure of Board meetings, and make recommendations to the Board with respect to such practices and policies.

●	Review the functions, duties and composition of the committees of the Board and make recommendations to the Board with respect to those matters.

●	Recommend to the Board a process for the annual evaluation of the performance of the Board, the Chairman of the Board and the Chief Executive Officer and each Board committee.

●	Review and report to the Board any questions of possible conflicts of interest, or lack of independence, on the part of Board members.

●	Provide for new director orientation and continuing education for existing directors on a periodic basis.

Strategy Committee

Current Committee Members: Sanford J. Hillsberg, CHAIRMAN | William L. Ashton | Rudolph Nisi, M.D.

Number of Meetings Held in 2016: 3

The Strategy Committee acts as the primary contact between management of our Company and our Board of Directors with respect to developing and implementing our Company’s long-term strategic plans and, together with management of the Company, reviewing and making recommendations to the Board of Directors with respect to prioritizing and funding strategic programs, the material terms and provisions of prospective strategic transactions, including financing transactions. The Strategy Committee reviews potential transactions to determine if they fit with the Company’s corporate goals and long-term strategy and assists management with determining what, if any, resources should be devoted to pursuing those opportunities. The Strategy Committee does not have a formal charter, holds one regularly scheduled meeting per year, and also meets at the request of the Company’s management when the need arises. In addition to any formal meetings, management often seeks the advice of members of the Strategy Committee when conducting its initial evaluation of program prioritization and potential transactions.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is available on our website, www.galenabiopharma.com, which is not incorporated by reference.

Risk Assessment of Compensation Policies and Practices

In 2016, the Compensation Committee evaluated the company’s compensation policies and practices for all employees, including executive officers, and determined that our compensation policies and practices do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on our company.

Board of Directors Leadership Structure and Role in Risk Oversight

Currently, the position of Chairman of the Board of Directors is held by Mr. Hillsberg and our Interim Chief Executive Officer is not currently a member of the Board of Directors. Mr. Hillsberg has served as the Chairman of the Board since 2007, and since 2007, we have continuously had a separate Chief Executive Officer, who had been a member of the Board of Directors. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

Our Board of Directors currently believes that this structure is best for our Company, as it allows the Chief Executive Officer to focus on the Company’s strategy, business and operations, while enabling Mr. Hillsberg to manage our Board of Directors and serve as a liaison between our Board of Directors and our Company’s senior management. Our Board of Directors also currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for our Board of Directors to express its views on management. This structure can also enable Mr. Hillsberg and the Chief Executive Officer and the other members of our Board of Directors, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

Our Board of Directors does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary or desirable. Our Board of Directors continually evaluates our leadership structure and could, in the future, decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our Company and its stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks” as defined by SEC rules with respect to any member of our Compensation Committee. No member of the Compensation Committee has ever served as an officer of our Company or acted in such capacity.

Transactions with Related Persons

Related Party Transactions in General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and the NASDAQ marketplace rules. The Audit Committee Charter requires the Audit Committee to review related party transactions. The policy by which the Audit Committee reviews related party transactions is set forth below.

Policies and Procedures for Related Person Transactions

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

The procedures followed by the Audit Committee to evaluate transactions with related parties require:

●	that all related party transactions, all material terms of the transactions, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction must be communicated to the Audit Committee; and

●	that all related party transactions, and any material amendment or modification to any related party transaction, be reviewed and approved or ratified by the Audit Committee, as required by NASDAQ marketplace rules.

Our Audit Committee will evaluate related person transactions based on:

●	information provided by members of our Board of Directors in connection with the required annual evaluation of director independence;

●	pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

●	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our Board of Directors; and

●	any other relevant information provided by our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving a non-employee, or independent director, or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ marketplace rules.

2016 Related Party Transactions

Our Board of Directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the NASDAQ marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer. TroyGould PC rendered limited legal services to our company in 2016 and the Company decided not to utilize the legal services of TroyGould PC for the remainder of 2016 and thereafter. The engagements between the Company and TroyGould PC, if any, are related party transactions that are disclosed in our filings with the SEC.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes retention of a third party search firm, requests to members of our Board of Directors and others for recommendations, use of the third party search firm to screen and recommend potential candidates for interviews according to the characteristics established by the Nominating and Corporate Governance Committee and recommend certain potential candidates for interviews by the Nominating and Corporate Governance Committee, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, our Nominating and Corporate Governance Committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our Nominating and Corporate Governance Committee also considers the diversity of our board members and any candidates and nominees. Our Board of Directors and our Nominating and Corporate Governance Committee have not adopted any particular standard or policy with respect to diversity, but they consider varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholder Recommendations of Director Candidates

The policy of the Nominating and Corporate Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders must do so in writing to the Corporate Secretary. In accordance with our bylaws, such recommendations must be received at our principal executive offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The written recommendation must include the following information:

●	a statement that the writer is a stockholder and is proposing a candidate for consideration;

●	the name and contact information for the candidate;

●	a statement of the candidate’s business and educational experience;

●	information regarding the candidate’s qualifications to be a director;

●	the number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned;

●	the written consent of the candidate to serve as a director if nominated and elected;

●	information regarding any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock that are owned beneficially or of record by the stockholder. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members, management or others are evaluated, including being screened by the third party search firm to determine if the nominee meets the characteristics set by the Nominating and Corporate Governance Committee and if so, recommend such nominee for interviews by the Nominating and Corporate Governance Committee and our Board of Directors.

Stockholder Nominations of Directors

Our bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nominating and Corporate Governance Committee as described above. Any stockholder nominations must comply with the requirements of our bylaws and should be addressed to: Corporate Secretary, Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Such nominations must be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Assuming that next year’s annual meeting is held within thirty (30) days before or after the anniversary of this year’s Annual Meeting, nominations must be received between March 10, 2018 and April 10, 2018.

As described above under “Stockholder Recommendations of Director Candidates,” such candidates would be evaluated using generally the same process for evaluating candidates who are recommended by stockholders.

Stockholder Communication with Board of Directors Members

Stockholders who wish to communicate with our Board of Directors members may contact us by telephone, facsimile, email, or regular mail at our principal executive office located at 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Communications via regular mail specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of the Board, or to the particular director to which they are addressed, or presented to the full Board of Directors or the particular director at the next regularly scheduled board meeting. In addition, communications sent to us via email, telephone or facsimile for our Board of Directors or a particular director will be forwarded to our Board of Directors or the director by an appropriate officer.

Beneficial Ownership of Galena’s Common Stock

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required under Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based on our review of copies of such forms we have received from our executive officers and directors and any greater than 10% beneficial owners, we believe that, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to these reporting persons were met in a timely manner, except the following: Rudy Nisi filed one Form 4 two days late for a grant awarded on July 14, 2016 with the Form 4 filed on July 20, 2016 due to delayed approval; John Burns filed one Form 4 a few days late for a grant awarded on February 23, 2016 with the Form 4 filed on March 14, 2017 due to misdirected Edgar filing codes to Mr. Burns; Stephen Ghiglieri filed one Form 4 approximately one week late due to a necessary EDGAR filing code for a new hire; and Thomas Knapp filed one Form 4 approximately 35 days late for a grant awarded on October 25, 2016 with the Form 4 filed December 20, 2016 due to overlooked filing date.

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 13, 2017, by:

●	any person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

●	each current director and each named executive officer identified in the “Summary Compensation Table” under “Executive Compensation” in this proxy statement who was still serving in such capacity on April 13, 2017; and

●	all of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities that are exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the information below is based on the number of shares of our common stock beneficially owned by each person or entity at April 13, 2017 and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days of April 13, 2017, which are indicated by footnote. The percentage ownership is based on 37,435,524 of common stock outstanding as of April 13, 2017. An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial
Name of Beneficial Owner	Ownership	Percentage

Named Executive Officers and Directors:

Stephen Ghiglieri (1)	11,350	*

Thomas J. Knapp (1)	13,428	*

John Burns (2)	6,014	*

Bijan Nejadnik, Ph.D. (3)	10,656	*

Mark W. Schwartz, Ph.D. (4)	23,011	*

Richard Chin, M.D.(5)	24,902	*

Irving M. Einhorn(6)	24,703	*

Stephen S. Galliker(7)	29,666	*

Sanford J. Hillsberg(8)	41,313	*

William L. Ashton(9)	26,566	*

Steven A. Kriegsman(10)	20,250	*

Rudolph Nisi, M.D.(11)	29,114	*

Mary Ann Gray (12)	27,579	*

All executive officers and directors as a group — 13 persons(13)	288,552	*%

Name and address of 5% Beneficial Owner:

Ayrton Capital LLC (14)
Alto Opportunity Master Fund, SPS - Segregated Master Portfolio B	3,200,000	8.6%
1180 Avenue of Americas, Suite 842
New York, NY 10036
CVI Investments (15)
P.O. Box 309GT	2,980,000	8.0%
Ugland House, South Church Street
George Town, Grand Cayman KY1- 1104, Cayman Islands
Sabby Healthcare Master Fund, Ltd. (16)	2,523,298	6.7%
89 Nexus Way, Camana Bay
Grand Cayman, KY1-9007
Cayman Islands

(1)	Consists of shares of common stock underlying stock options.
(2)	Includes 5,469 shares of common stock underlying stock options.
(3)	Includes 9,219 shares of common stock underlying stock options.
(4)	Consists of shares of common stock.
(5)	Includes 14,375 shares of common stock underlying stock options.
(6)	Includes 13,750 shares of common stock underlying stock options.
(7)	Includes 16,250 shares of common stock underlying stock options.
(8)	Includes 18,750 shares of common stock underlying stock options.
(9)	Includes 13,750 shares of common stock underlying stock options.
(10)	Includes 20,000 shares of common stock underlying stock options.
(11)	Includes 13,750 shares of common stock underlying stock options.
(12)	Includes 13,750 shares of common stock underlying stock options.
(13)	Includes 163,841 shares of common stock underlying stock options.
(14)	The information shown is based upon a Schedule 13G filed with the SEC on February 17, 2017. As of the last required reporting date, they met the 5% threshold.
(15)	The information shown is based upon a Schedule 13G filed with the SEC on February 17, 2017. As of the last required reporting date, they met the 5% threshold.
(16)	The information shown is based upon a Schedule 13G filed with the SEC on February 15, 2017. As of the last required reporting date, they met the 5% threshold.

Executive Officers of Galena Biopharma

Set forth below is information regarding our current executive officers. Each officer’s age is indicated in brackets after his or her name.

STEPHEN F. GHIGLIERI [56] joined Galena in November 2016 as our Chief Financial Officer. In February 2017, his responsibilities increased as he was appointed our Interim Chief Executive Officer. Mr. Ghiglieri joins Galena Biopharma with twenty-five years in senior level finance and operations roles at both biotechnology and technology companies. Prior to Galena Biopharma, Mr. Ghiglieri served as CFO of MedData Inc., a private equity backed healthcare services company that was sold to Mednax, a publicly traded national medical group. Previously, he spent nearly 10 years at NeurogesX, ending his tenure as the Company’s Executive Vice President, Chief Operating Officer and CFO. Prior to that he served as the CFO of Hansen Medical, Inc., a medical device company. He also held senior level finance positions at two other healthcare companies: Oacis Healthcare Systems, Inc., and Oclassen Pharmaceuticals, Inc. Additionally, he was also the CFO and Corporate Secretary for two technology software companies: Avolent, Inc., and Andromedia, Inc. Mr. Ghiglieri began his career as an audit manager of PricewaterhouseCoopers, LLP. He received a Bachelor of Science in Business Administration from California State University, Hayward where he graduated Magna Cum Laude. Mr. Ghiglieri is also a Certified Public Accountant (inactive).

BIJAN NEJADNIK, M.D. [55] our Executive Vice President and Chief Medical Officer, joined Galena in October 2015. From 2013 to 2015, he was the Executive Director, Hematology-Oncology at Jazz Pharmaceuticals plc and led the clinical team towards a recently approved new drug application. Prior to Jazz, he spent seven years at Johnson & Johnson working on numerous compounds in early and late stage registrational trials in immunology and oncology. During his career, Dr. Nejadnik has managed numerous clinical development teams and programs with a therapeutic focus in hematology-oncology, immunology and central nervous system diseases. In this capacity, he has successfully developed numerous biologics and small molecules, advancing these agents towards Biologics License Application (BLA) and New Drug Application (NDA) submissions. Dr. Nejadnik spent more than 14 years in teaching, research and caring for patients at world-renowned academic institutions including Stanford University School of Medicine, Johns Hopkins University School of Medicine, University of California, and State University of New York. Dr. Nejadnik graduated from the University of Louvain in Belgium for both his undergraduate degree in premedical studies, graduating Summa Cum Laude, and his medical degree, graduating Magna Cum Laude. He completed his internship and residency programs specializing in internal medicine focused on hematology-oncology at the University of Louvain and Oregon Health Sciences University. He completed his fellowships at Cornell University’s Weill Medical College and Johns Hopkins University School of Medicine. Dr. Nejadnik has led or participated in more than 20 peer-reviewed publications.

THOMAS J. KNAPP, J.D. [64] our Interim General Counsel and Corporate Secretary, joined Galena in June 2015. From 2015 to 2009 he was the Executive Vice President, Chief Legal Officer and Corporate Secretary of Sucampo Pharmaceuticals, Inc., a Bethesda, Maryland-based, publicly held pharmaceutical company, where he was responsible for domestic and global legal matters, litigation, corporate governance and compliance, intellectual property and government affairs and was a director of Sucampo AG, the Swiss subsidiary of Sucampo Pharmaceuticals, Inc. Prior to joining Sucampo, he was engaged in the private practice of law in the Washington, D.C. area after having served as the Vice President, General Counsel and Corporate Secretary of Northwestern Corporation, Washington, D.C., one of the largest publicly-owned utilities servicing the upper Midwest and northwestern United States. Mr. Knapp has more than 20 years of experience as General Counsel or Assistant General Counsel of publicly held corporations. Mr. Knapp also serves on the board of directors of Osiris Therapeutics, Inc. Mr. Knapp holds a B.A. degree from the University of Illinois at Urbana, and a J.D. from Loyola University Chicago School of Law.

JOHN T. BURNS, CPA [32], our Vice President, Finance and Corporate Controller, joined Galena in May 2013 and has held various positions of increasing responsibility during his tenure. Prior to Galena, Mr. Burns was a Securities and Exchange Commission (SEC) Reporting Manager at Pixelworks, Inc., (NASDAQ: PXLW), a company focused on video display processing technology. He began his career in public accounting at Moss Adams LLP where he worked with private and public technology companies providing business assurance services. Mr. Burns was previously on the Advisory Board for Novate Medical Technologies and currently offers financial and market guidance to a private, medical device start-up company. He holds a Master of Accounting and a Bachelor of Science degree in Finance from Tulane University. Mr. Burns is an active Certified Public Accountant.

Proposal 2: Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entitles our stockholders to vote, on an advisory, non-binding basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At the 2013 Annual Meeting, the stockholders approved an advisory measure that the stockholders advisory vote on executive compensation be held on an annual basis. Our Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of our executive officers as described in this proposal. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A,” that follows this proposal. The CD&A provides additional details of our executive compensation program, including compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered. Our Board of Directors strongly endorses our Company’s executive compensation program and accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Galena Biopharma, Inc., as disclosed in this Proxy Statement of Galena Biopharma, Inc. pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is approved.”

This proposal regarding the compensation paid to our named executive officers is advisory in nature and therefore is not binding on us, our Compensation Committee, or our Board of Directors. However, our Board of Directors and our Compensation Committee, which is responsible for designing and administering our company’s executive compensation program, values the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Compensation Discussion and Analysis

Changes and Accomplishments

During 2016, the Company revised its corporate strategy, with approval of the Board of Directors, and made a number of significant changes to reposition the Company as a development company. As a result of the failure of our Phase 3 clinical trial for our lead cancer immunotherapy asset, NeuVax™ (nelipepimut-S), we refocused our development efforts on planning for a Phase 3 trial with GALE 401 (anagrelide controlled release) and supporting the investigator-sponsored clinical trials with NeuVax. As a result, we made personnel changes to strengthen our development team. Our planning and other development work on GALE-401 resulted in a successful meeting with the U.S. Food and Drug Administration (FDA) that included confirmation of the 505(b)(2) regulatory pathway for approval and the protocol for the Phase 3 trial.

Overview

As a result of certain revisions to its charter, the Compensation Committee is responsible for reviewing and approving the compensation of our executive officers other than the Chief Executive Officer (CEO) whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) set forth in this Proxy Statement.

The Compensation Committee also administers our 2016 Incentive Plan and our Employee Stock Purchase Plan (“ESPP”), and considers and approves new hire and periodic retention grants under the 2016 Incentive Plan to our named executive officers, other than the CEO, and other members of management and employees. The Compensation Committee reviews and recommends grants under the 2016 Incentive Plan to our CEO for the Board of Directors to approve.

Compensation Objectives and Philosophy

The Compensation Committee has established three primary objectives when evaluating executive compensation:

1.	Attract and retain talented and dedicated executive officers;

2.	Correlate discretionary annual cash bonuses to the achievement of our company’s business and financial objectives; and

3.	Afford executive officers appropriate long-term incentives based on increases in stockholder value.

The compensation program for our named executive officers is designed to attract, retain, motivate and reward talented individuals who can contribute to our long-term success and thereby build value for our stockholders. Our compensation philosophy is based on the following key principles:

●	Overall compensation that is competitive in the industry in which we compete for executive talent;

●	Alignment of our executive officers’ interests with those of our stockholders through equity compensation;

●	A significant component of pay linked with performance and the achievement of the overall strategic goals of our Company; and

●	Recognition of individual contributions, teamwork and performance.

Use of Compensation Consultants

Our Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities. Our Compensation Committee engaged Radford (part of Aon Hewitt, a business unit of Aon plc) to analyze historic compensation, establish recommendations for executive compensation for 2016, including our new executives, and methodologies for determining compensation on an on-going basis.

Compensation Determination Process

In response to prior advisory votes on executive compensation of less than 75% in the past three years, our Compensation Committee retained Radford to assess our current compensation programs and provide recommendations for continued improved alignment of the programs with our compensation philosophy and goals. Radford conducted and reported to the Compensation Committee an assessment of our executive team’s base salaries, target total cash, short- and long-term incentives and target total direct compensation against the competitive market. To determine the competitive market compensation, a custom cut of Radford biotechnology/pharmaceutical survey data was blended with proxy data of the peer companies identified below in this Compensation Discussion and Analysis.

The objectives of our compensation program are to align our program with the market 50th percentile of our peer companies. Although the focus of the Radford analysis was on our executive employees, Radford also evaluated our full employee base by job descriptions, salaries, total compensation and stock options to identify and target the market 50th percentile across the organization. There is flexibility for the Compensation Committee to evaluate individuals based on actual performance and specific circumstances and to adjust salary, bonus, and stock options accordingly. As a result of Radford recommendations, we have adopted a more formalized compensation plan consisting of:

●	A salary comparable with job description and industry standard.

●	A cash bonus plan based on a combination of factors including individual performance against corporate goals as well as overall corporate performance.

●	Bonus is denominated as a percent of base salary with specific goals, weightings and pay out ranges.

●	Stock option grants in line with job description, performance, and industry standards.

To achieve these objectives, we establish annual base salaries at levels that we believe are competitive with executives in other comparable publicly-held biopharmaceutical companies included below in our peer group, and discretionary annual cash bonuses based in part on the achievement of operational goals. We use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our Company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

For 2016, the Compensation Committee also considered the significant events and developments affecting the condition of the Company in the second half of the year and the need to keep certain key employees to continue to manage and operate the Company.

Role of Executive Officers in Compensation Decisions

We conduct an annual review of executive compensation, generally in the fourth quarter of the year in review, with a presentation by our CEO to the Compensation Committee regarding each element of our executive compensation arrangements. The Compensation Committee’s most recent compensation reviews occurred on December 19, 2016 with respect to annual cash bonuses and increases in base salaries for 2017; January 17, 2017 for 2016 stock option grants for all executives other than Mr. Knapp; and January 30, 2017 for annual cash bonuses and stock option grants for 2016 and increases in base salaries for 2017 for Mr. Knapp.

At the Compensation Committee’s direction, our CEO prepares an executive compensation review for each named executive officer and himself. For 2016, our CEO, using the objectives of our compensation program as well as consideration of the significant events and developments affecting the condition of the Company and the need to retain certain key employees to manage and operate the Company, made recommendations for:

●	Proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program based on the achievement of established corporate goals as outlined under “Performance Against 2016 Corporate Objectives, and the applicable terms, if any, of the employment agreements with our named executive officers;

●	A proposed increase, if any, in base salary for the upcoming year; and

●	An award, if any, of stock options for the year under review.

As part of the compensation review, our CEO may also recommend other changes to an executive’s compensation arrangements such as an extension of the executive’s employment term, a change in the executive’s responsibilities, a change in title, or a change in the executive’s severance arrangements. The Compensation Committee evaluates the CEO’s recommendations and, in its discretion, may accept or reject the recommendations or make its own determinations, with respect to the executive officers other than the CEO, subject to the terms of our written employment agreements with our named executive officers.

In accordance with NASDAQ requirements, the Compensation Committee also meets in executive session without our CEO after receiving our CEO’s own evaluation of his performance. With the exception of these executive sessions of the Compensation Committee, as a rule, our CEO participates in all deliberations of the Compensation Committee and of our Board of Directors relating to executive compensation. The Compensation Committee evaluates the CEO’s performance against the results of the corporate goals for the year under review. In alignment with objectives of our compensation program and the achievement of company objectives and the applicable terms, if any, of the CEO’s employment agreement, the Committee will make recommendations to the Board of Directors on the CEO’s:

●	Proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program;

●	A proposed increase, if any, in base salary for the upcoming year; and

●	An award, if any, of stock options for the year under review.

The Board of Directors reviews the Compensation Committee’s recommendations and may accept, reject or modify the Compensation Committee’s recommendations, subject to the terms of the CEO’s written employment agreement.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, our CEO recommends to the Compensation Committee the Company objectives and other criteria to be utilized for purposes of determining cash bonuses for the upcoming year. The Compensation Committee then presents these recommendations to the Board of Directors for evaluation and either the Compensation Committee or the Board of Directors may, at their discretion, revise the CEO’s recommendations. At the end of the year, the Compensation Committee, in consultation with our CEO, reviews each performance goal and determines the extent to which we achieved such goals. In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company’s business and seeks to avoid creating any such incentives.

Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our CEO. From time to time at the request of the Compensation Committee, members of our executive management team, our General Counsel, and representatives from our finance department, may provide information to the Compensation Committee and attend all or a portion of certain of the Committee’s meetings.

Peer and Industry Data

Based on our discussion with Radford, the Compensation Committee identified the following 18 peer companies for 2016 that were selected from among publicly-held U.S. pharmaceutical and biotechnology companies with comparable operations in late-stage product development in the U.S. based on the following criteria: number, stage and indication of development programs, number of employees, and market capitalization:

Agenus	MacroGenics, Inc.
ArQule	Merrimack Pharmaceuticals, Inc.
Array BiopPharma, Inc.	NewLink Genetics Corporation
Celldex Therapeutics, Inc.	OncoMed Pharmaceuticals, Inc.
CytRx Corporation	Rigel Pharmaceuticals
Epizyme	TG Therapeutics
Idera Pharmaceuticals	Threshold Pharmaceuticals
Infinity Pharmaceuticals, Inc.	Tokai Pharmaceuticals
Lexicon Pharmaceuticals, Inc.	XOMA Corporation

Based on the change in direction with our lead program in mid-2016 and significant events and developments affecting the condition of the Company, the Company’s peer group companies changed meaningfully for the second half of 2016 compensation review. Radford provided our Compensation Committee with market data analysis and recommendations of the new peer group companies. Radford also provided a framework and reference points for evaluating the 2016 cash bonuses and stock option grant levels, and establishing the 2017 salary levels of our executive officers against the corresponding executive officer compensation of the companies surveyed. After discussion among the Compensation Committee and input from management regarding the criteria and characteristics of the proposed peer group and certain proposed revisions to the proposed peer group, Radford was asked to assess the current peer group and make recommendations going forward. The 21 peer companies for 2017, as recommended by Radford, is as follows, with additions in bold font:

Actinium Pharmaceuticals	Kura Oncology
Anthera Pharmaceuticals	Medgenics
ArQule	MEI Pharma
Asterias Biotherapeutics	Mirati Therapeutics
AVEO Pharmaceuticals	Proteon Therapeutics
Calithera Biosciences	Rexahn Pharmaceuticals
Cara Therapeutics	Tokai Pharmaceuticals
Cascadian Therapeutics	Tracon Pharmaceuticals
Galectin Therapeutics	Verastem
Infinity Pharmaceuticals, Inc.	XOMA Corporation
Inotek Pharmaceuticals

Benchmarking in the Context of Our Other Executive Compensation Principles

Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Our Compensation Committee believes that, given the competitiveness of our industry and our Company culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

Elements of Executive Compensation

We have designed and implemented compensation policies that have allowed us to recruit primarily in the geographic area where we operate in the San Francisco Bay Area. For 2016, the principal components of compensation for our named executive officers consisted of:

●	A base salary;

●	An annual year-end cash bonus; and

●	An annual (pre- or post-) year-end stock option award.

Base Salary

We provide our executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business as well as the competitive environment for these types of executives.

During its review of base salaries for executives, our Compensation Committee primarily considers:

●	the negotiated terms of each executive’s employment agreement, if any;

●	each executive’s individual performance;

●	an internal review of the executive’s compensation, both individually and relative to other named executive officers; and

●	base salaries paid by comparable companies.

As described above, the objectives of our compensation program are to align our program with the market 50th percentile of our peer companies. For 2016 and 2017, none of our executives were paid base salaries above the market 50th percentile. The increases in 2017 base salaries over 2016 for certain executives were made in consideration of our attainment or substantial progress in attaining all of our corporate goals for 2016 as well as the need to retain those executives to manage and operate the Company, and the subjective assessment of each executive officer’s performance of his or her major job responsibilities.

STEPHEN F. GHIGLIERI became our Chief Financial Officer on November 1, 2016. Mr. Ghiglieri was granted a base salary of $370,000 upon hiring. In determining his base salary for 2016, the Compensation Committee considered the Chief Executive Officer’s recommendation, ran a fair market analysis with input from Radford, as well as Mr. Ghiglieri’s extensive financial and life sciences background. In February 2017, Mr. Ghiglieri’s role was expanded to also function as our Interim Chief Executive Officer, and his salary was increased to $450,000 at that time.

BIJAN NEJADNIK, M.D. received a base salary of $400,000 in 2016 with a 3.0% increase in 2017 to $412,000 as our Executive Vice President and Chief Medical Officer. In determining his base salary for 2017, the Compensation Committee considered our CEO’s recommendation, ran a fair market analysis with input from Radford, as well as Dr. Nejadnik’s extensive experience in running clinical trials, filing of drug applications with regulatory agencies, and management expertise as a biotechnology company executive.

THOMAS J. KNAPP, J.D. received a base salary of $334,750 in 2016 with a 2.0% increase in 2017 to $341,445 as our Interim General Counsel and Corporate Secretary. In determining his salary for 2016, the Compensation Committee considered the CEO’s recommendation, ran a fair market analysis with input from Radford, Mr. Knapp’s general counsel experience with other public companies, his experience in corporate governance and compliance matters, as well as his prior litigation and regulatory experience.

JOHN T. BURNS, CPA received a base salary of $215,000 in 2016 with a 5.0% increase in 2017 to $225,750 as our Vice President, Finance and Corporate Controller. In determining his base salary for 2016, the Compensation Committee considered the Chief Executive Officer’s recommendation, ran a fair market analysis with input from Radford, as well as Mr. Burns’ financial background.

MARK W. SCHWARTZ, PH.D. received a salary of $569,000 in 2016 with no increase in 2017 as our former President and Chief Executive Officer. Prior to Dr. Schwartz’ resignation from the Company, in determining his base salary for 2017, the Compensation Committee primarily considered the significant events and developments affecting the condition of the Company.

Performance Against 2016 Corporate Objectives

Below are the specific operational milestones and company achievements established upon the recommendation of the Compensation Committee and approval by our Board of Directors to advance our strategic plan, enhance stockholder value during 2016, measure named executive officer performance, and assign year-end compensation. In addition to these public goals, there were also several internal goals that were achieved by the team, but remain proprietary due to their competitive nature.

2016 was a unique year for Galena as the failure of our Phase 3 NeuVax trial resulted in the need to revise our corporate goals mid-year to incorporate the new goals and objectives. Thus, our Compensation Committee determined the attainment of the 2016 corporate goals by reviewing the goals for the first half of 2016 and then revised the goals for the second half of 2016. Certain clinical goals underperformed due in part to the failure of the NeuVax Phase 3 Trial. Overall, the Compensation Committee determined that 93% of the corporate goals were achieved that included the clinical, operating and financial goals for the first half of 2016; the funding and strategic plan goals; new objectives for GALE-401 for the second half of 2016; and additional substantial objectives accomplished by the team. With this assessment and based on specific individual performance of these corporate goals, persons eligible for a discretionary bonus were paid the cash bonuses, if any, set forth in the Summary Compensation table below in this section.

1H 2016 Goals	Outcome = 90% Achieved
PRESENT: Complete Interim analysis by the end of Q2 and prepare all materials for IDMC review	Reached 70th event in Q1 and submitted all data and trial details to IDMC in Q2

PRESENT: Adjudicate events within three months of occurrence	Achieved throughout the course of the trial

PRESENT: Maintain pre-specified retention rate	Achieved with <5% dropout rate year over year

Obtain Fast Track Designation for NeuVax	Achieved in June 2016

Initiate at least one additional combination trial with NeuVax	Did not achieve

Establish meaningful partnership for clinical assets	Did not achieve for NeuVax after failure of interim; ongoing for NeuVax and other compounds

Establish a Phase 3 development plan for GALE-401	Achieved a plan for treating second line patients in ET

Complete Quality audit and evaluation of clinical operations for GCP Compliance	Achieved with successful results

Maintain pre-determined cash balance	Achieved

2H 2016 Goals	Outcome = 90% Achieved
GALE-401: Confirm 505(b)2 regulatory pathway	Achieved in December 2016 via productive FDA meeting

GALE-401: Complete pre-specified steps towards Phase 3 FPI in Q2 2017	Achieved

Maintain sufficient cash availability to fund operations thru 2017	Achieved thru cash on hand and financing facilities

Develop strategic plan for corporate direction in 2017	Partial achieved by YE2016. Implemented in Q1, 2017 with evaluation of strategic alternatives

Annual Performance Cash Bonuses

We provide an opportunity for each of our named executive officers as well as other key employees, to receive a discretionary annual cash bonus based on performance related to corporate objectives established by our Compensation Committee and Board of Directors. For any given year, these objectives may relate to operational, strategic or financial factors such as progress in developing our product candidates, establishing and maintaining of key business relationships, raising or maintaining certain levels of capital, or improving our results of operations.

Historically, at its annual year-end meeting to consider executive compensation, our Compensation Committee, in consultation with management, has considered corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards (and stock option grants) for the upcoming year to our named executive officers. The attainment of corporate goals for 2016, as described above, as well as the significant events and developments affecting the condition of the Company and need to retain certain key employees to manage and operate the Company was considered by our Compensation Committee at its meeting held in December 2016.

Our Compensation Committee evaluates the achievement level of corporate objectives as it relates to annual cash bonuses for executive officers and makes its views known to the full Board of Directors as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies, as listed above, among other criteria. Based on the foregoing determinations and after considering market conditions, our financial position and other factors, our Board of Directors, at its sole discretion, may, determine not to award any bonuses or to award larger or smaller bonuses than recommended by the Compensation Committee for the CEO.

For 2016, the Compensation Committee approved cash bonuses based on the CEO’s recommendations. Similar to the salary component, the objectives of our bonus structure are to align our program with the market 50th percentile of our peer companies. For 2016, none of our executives were paid bonuses above the market 50th percentile.

STEPHEN F. GHIGLIERI has an employment agreement that provides an annual cash bonus opportunity with a target of 30% of annual base salary. For 2016, the Compensation Committee approved a 27% bonus, pro-rated for the two months worked in 2016.

BIJAN NEJADNIK, M.D. has an employment agreement that provides an annual cash bonus opportunity with a target of 30% of annual base salary. For 2016, the Compensation Committee approved a 35% bonus.

THOMAS J. KNAPP, J.D. has an employment agreement that provides an annual cash bonus opportunity with a target of 30% of annual base salary. For 2016, the Compensation Committee approved a 27% bonus.

JOHN T. BURNS, CPA For 2016, the Compensation Committee approved a 25% bonus.

MARK W. SCHWARTZ, PH.D. had an employment agreement that provided an annual cash bonus opportunity with a target of 60% of annual base salary. For 2016, the Board of Directors considered the significant events and developments affecting the condition of the Company and did not approve a cash bonus for Dr. Schwartz.

Equity Incentive Compensation

We believe that successful, long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our officers and other employees through the use of equity awards, the value of which depends on our stock performance. We have established a 2016 Incentive Plan to provide all of our employees, including our executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long- term appreciation of our value as potential stockholders. Additionally, equity awards provide an important retention tool for executives, as the awards are subject to vesting over an extended period of time based on continued service with us. These annual equity awards are driven by our desire to retain and motivate our executives, and we consider individual performance and contributions during the preceding year as determined by our Compensation Committee and our Board of Directors. Based on the evaluation and recommendation by Radford, the Compensation Committee is targeting the market 50% percentile for executive stock options for yearly grants. Typically, equity awards are granted upon hiring, and annually at the beginning of the fiscal year, or toward the end of the previous fiscal year.

On January 17, 2017 and January 30, 2017, our Compensation Committee and our Board of Directors on January 31, 2017, approved stock option grants to certain named executive officers as reflected in the table under “Stock Option Awards” below in this section. All of these stock options had an exercise price equal to the closing market price on the date of grant and will vest, unless stated otherwise below, in sixteen equal quarterly installments beginning on the first quarterly anniversary of the date of grant, subject to the executive remaining in our continuous employ through each quarterly vesting date.

STEPHEN F. GHIGLIERI, upon his joining the Company, was granted an incentive stock option to purchase up to 50,000 shares of our common stock at an exercise price of $3.80 per share, which equaled the market price of our common stock on the date of grant. At the January 17, 2017 meeting, the Compensation Committee did not approve any additional stock options for Mr. Ghiglieri.

BIJAN NEJADNIK, M.D., upon his joining our Company in 2015, was granted an incentive stock option to purchase up to 17,500 shares of our common stock at an exercise price of $33.60 per share, which equaled the market price of our common stock on the date of grant. At the January 17, 2016 meeting, the Compensation Committee approved an incentive stock option to purchase up to 30,000 shares for Dr. Nejadnik at an exercise price of $1.81 per share, which equaled the market price of our common stock on the date of grant.

THOMAS J. KNAPP, J.D. In 2016, Mr. Knapp was granted an incentive stock option to purchase up to 2,000 shares of our common stock at an exercise price of $36.60 per share, which equaled the market price of our common stock on the date of grant. At the October 25, 2016 meeting, the Compensation Committee approved an incentive stock option to purchase up to 5,100 shares for Mr. Knapp at an exercise price of $5.74 per share, which equaled the market price of our common stock on the date of grant. The stock option vested in equal monthly installments between November 25, 2016 and March 31, 2017, subject to Mr. Knapp remaining in our continuous employ through each quarterly vesting date. At the January 30, 2017 meeting of the Compensation Committee and January 31, 2017 meeting of the Board of Directors there was approved an incentive stock option to purchase up of 10,000 shares of our common stock at an exercise price of $1.41 per share, which equaled the market price of our common stock on the date of grant as of the date of the meeting of the Board of Directors. The stock option vests in equal quarterly installments between April 1, 2017 and December 31, 2017, subject to Mr. Knapp remaining in our continuous employ through each quarterly vesting date.

JOHN T. BURNS, CPA - In 2016, Mr. Burns was granted an incentive stock option to purchase up to 3,750 shares of our common stock at an exercise price of $16.80 per share, which equaled the market price of our common stock on the date of grant. At the January 17, 2017 meeting, the Compensation Committee approved an incentive stock option to purchase up to 15,000 shares for Mr. Burns at an exercise price of $1.81 per share, which equaled the market price of our common stock on the date of grant.

MARK W. SCHWARTZ, PH.D. - Our Board of Directors, upon the recommendation of the Compensation Committee and for the reasons set forth above, did not approve a grant of stock options to Dr. Schwartz.

Our 2016 Incentive Plan allows for alternative forms of long-term incentives for our executive officers, including: stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; restricted stock awards; and performance-based restricted stock units, or “RSUs,” the right to which depends on successful completion of corporate performance goals; or RSUs with time-based vesting. No restricted stock awards or awards of RSU’s were made in 2016, and no restricted stock or RSU’s were outstanding as of December 31, 2016.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same benefit programs provided broadly to all employees. These benefits include medical, dental, vision, disability benefits, and life insurance. In addition, we offer an Employee Stock Purchase Plan (ESPP) to all employees, and a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, both of which are available to the executive officers.

For the 401(k) plan, we may make matching contributions on behalf of all participants in an amount determined by our Board of Directors, and matching contributions are fully vested upon receipt. Our ESPP allows employees, including our executive officers, to contribute up to 18% of their cash earnings, subject to certain maximums, to be used to purchase shares of our common stock on each semi-annual purchase date. Our ESPP is generally available to all employees who work 40 hours per week, including our executive officers so long as they own less than 5% of our outstanding common stock.

Stock Ownership Guidelines

In addition to the stock option grants and participation in our ESPP that encourage equity ownership, since the 2016 annual meeting we also require our directors to retain our common stock of three times the current annual cash retainer with a five-year period to achieve the ownership guideline. Vested, in-the-money, stock options qualify to meet the guideline.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees, and we do not provide other special benefits or other perquisites to our executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the Company’s compensation policy.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve components of compensation for certain officers that are not deductible.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification Subtopic 718, Stock Compensation (ASC 718). This accounting treatment has not significantly affected our executive compensation decisions.

“Clawbacks”

Dr. Schwartz’s employment provided for a “clawback” of discretionary or incentive-based compensation paid to him in the case of certain Company clawbacks required by law, government regulation or stock exchange listing requirements. Other than this provision of Dr. Schwartz’s employment agreement and a similar provision in the separation agreement entered into between Dr. Schwartz and the Company dated January 31, 2017, we had not established any policy regarding recoupment, or “clawback,” of any performance-based compensation in the event our Company’s historical performance is subsequently revised or restated in a way that would have produced a lower compensation amount.

The foregoing policies remained in place through 2016, and, except otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2016 served as one of our officers or as a former officer or employee. During 2016, none of our executive officers served as a member of the compensation committee of any other entity whose executive officers served as a member of our Board of Directors or our Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity whose executive officers served as a member of our Compensation Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended that the “Compensation Discussion and Analysis” be included in and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

By the Compensation Committee of the Board of Directors of Galena Biopharma, Inc.

William L. Ashton, CHAIRMAN | Richard Chin, M.D. | Stephen S. Galliker | Rudolph Nisi, M.D.

*	The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

Executive Compensation

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2016, 2015 and 2014:

Name and Principle Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Stephen Ghiglieri (8)	2016	61,667	66,650	(6)	191,535	(7)	60,000	(5)	319,852
Interim Chief Executive Officer and Chief Financial Officer
Mark W. Schwartz, Ph.D.	2016	569,250	—		—		2,562	(4)	571,812
Former President & Chief Executive Officer	2015	544,167	330,000		1,882,985		1,434		2,758,586
	2014	419,105	288,000		306,180		1,477		1,014,762
Bijan Nejadnik (9)	2016	400,000	140,000		45,000		2,562		587,562
Chief Medical Officer	2015	66,667	100,000		441,950		239		608,856
Thomas Knapp (10)	2016	334,750	90,383		31,317		2,562		459,012
Interim General Counsel	2015	163,540	48,750		194,856		1,132		408,278
John Burns (11)	2016	180,313	53,750		64,597		1,536		300,196
Vice President, Finance and Corporate Controller

(1)	Of the aggregate $350,783 bonuses shown for 2016, $300,783 represent year-end bonuses for 2016 that were accrued at December 31, 2016 and paid in January 2017 and $50,000 represents a sign-on bonus related to a new hire agreement, which was accrued at December 31, 2016 and paid in January 2017. Of the $578,750 bonuses shown for 2015, $100,000 was related to a sign on bonus for a new hire that was paid in 2015, and $478,750 represent year-end bonuses for 2015 that were accrued in December 2015 and paid in January 2016. The $288,000 total bonuses shown for 2014 represent year-end bonuses that were accrued at December 31, 2014 and paid in January 2015.
(2)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in our annual report on Form 10-K for the year ended December 31, 2016.
(3)	Consists of life insurance premiums.
(4)	Amount excludes $302,069 related to a severance payment in connection with the Separation Agreement between Dr. Schwartz and Galena entered into and paid in 2017.
(5)	Amount consists of consulting payments to Mr. Ghiglieri prior to joining as Chief Financial Officer in November 2016.
(6)	Of the amount, $50,000 is related to a sign-on bonus paid to Mr. Ghiglieri prior to joining as Chief Financial Officer in November 2016.
(7)	The amount shown represents two option grants issued to Mr. Ghiglieri in August 2016 and November 2016 in connection with his Consulting Agreement and Employment Agreement, respectively.
(8)	Mr. Ghiglieri joined the Company in 2016.
(9)	Dr. Nejadnik joined the Company in 2015.
(10)	Mr. Knapp joined the Company in 2015.
(11)	Mr. Burns joined the Company in 2013, but became a reportable NEO in 2016.

2016 Incentive Plan

The purpose of the 2016 Incentive Plan is to advance the interests of our Company by giving stock-based incentives to selected employees, directors and other key persons who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of our Company and our affiliates. The 2016 Incentive Plan was originally adopted by our Board of Directors on May 23, 2016 and approved by our stockholders on July 14, 2016.

Grants of Plan-Based Awards in 2016

In 2016, we granted stock options to our Named Executive Officers under our 2016 Incentive Plan as follows:

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Option Awards ($)(2)
Stephen Ghiglieri	8/22/2016	(4)	5,100	$8.80	$35,934.60
Interim Chief Executive Officer and Chief Financial Officer	11/1/2016	(5)	50,000	$3.80	$155,600.00

Bijan Nejadnik	1/17/2017	(7)	30,000	$1.81	$45,000.00
Chief Medical Officer

Thomas Knapp	10/25/2016	(3)	5,100	$5.80	$23,817.00
Interim General Counsel	1/17/2017	(7)	5,000	$1.81	$7,500.00

John Burns	2/23/2016	(6)	3,750	$16.80	$42,097.50
Vice President, Finance and Corporate Controller	1/17/2017	(7)	15,000	$1.81	$22,500.00

(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.
(3)	Granted in October 2016 in connection with an employment agreement extension.
(4)	Granted in August 2016 in connection with a consulting agreement.
(5)	Option granted in November 2016 as a new hire grant.
(6)	Option granted in February 2016 in connection with a promotion.
(7)	Option granted in January 2017 related to FY 2016 Incentive Option Grant.

Outstanding Equity Awards

The following table shows vested and unvested option award grants outstanding on December 31, 2016 to each of the named executive officers in the summary compensation table:

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen Ghiglieri (1)	3,400	1,700	8.80	8/22/2026
Interim Chief Executive Officer and Chief Financial Officer	—	50,000	3.80	11/1/2026

Mark W Schwartz, Ph.D.(2)	2,000	—	25.60	4/13/2021
Former President and Chief Executive Officer	4,574	—	20.00	9/7/2021
	7,927	—	20.00	9/7/2021
	10,000	—	14.40	1/12/2022
	7,526	781	34.20	1/29/2023
	4,193	—	34.20	1/29/2023
	0	944	77.60	11/26/2023
	11,250	2,806	77.60	11/26/2023
	0	0	44.60	9/16/2024
	7,497	2,503	44.60	9/16/2024
	0	1,138	35.00	1/15/2025
	12,031	14,330	35.00	1/15/2025
	0	5,339	30.00	12/18/2025
	15,625	41,536	30.00	12/18/2025

Bijan Nejadnik (3)	2,976	8,928	33.60	10/30/2025
Chief Medical Officer	1,399	4,197	33.60	10/30/2025
	625	1,875	30.00	12/18/2025

Thomas Knapp (4)
Interim General Counsel	2,000	0	36.60	6/25/2025
	1,875	5,625	30.00	12/18/2025
	938	2,813	30.00	12/18/2025
	2,040	2,694	5.80	10/25/2026
	0	366	5.80	10/25/2026

John Burns (5)
Vice President, Finance and Corporate Controller	875	125	44.40	6/28/2023
	938	313	77.60	11/26/2023
	328	422	35.00	1/15/2025
	375	625	35.40	6/19/2025
	375	1,125	30.00	12/18/2025
	703	3,047	16.80	2/23/2026

(1)	The stock option grant with an exercise price of $8.80 vests in 16 equal quarterly installments beginning on November 22, 2016. The stock option grant with an exercise price of $3.80 vests in 16 equal quarterly installments beginning on February 1, 2017. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Ghiglieri remaining in our continuous employ through the vesting date.

(2)	The stock option grant with an exercise price of $25.60 vests in 12 equal quarterly installments beginning on July 13, 2011. The stock option with an exercise price of $20.00 vested immediately on September 7, 2011. The stock option grant with an exercise price of $14.40 vests in 16 equal quarterly installments beginning on April 12, 2012. The stock option grant with an exercise price of $34.20 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $77.66 vests in 16 equal quarterly installments beginning on February 26, 2014. The stock option grant with an exercise price of $44.60 vests in 12 equal quarterly installments beginning on December 16, 2014. The stock option with an exercise price of $35.00 vests in 16 equal quarterly installments beginning on April 15, 2015. The stock option with an exercise price of $30.00 vests in 16 equal quarterly installments beginning on March 18, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Schwartz remaining in our continuous employ through the vesting date. Dr. Schwartz resigned from the Company on January 31, 2017. All unvested options were cancelled as of that date. The remaining exercisable options will be cancelled on May 1, 2017 if not exercised by that date.
(3)	The stock option with an exercise price of $33.60 vests in 16 equal quarterly installments beginning on January 30, 2016. The stock option with an exercise price of $30.00 vests in 16 equal quarterly installments beginning on March 18, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Nejadnik remaining in our continuous employ through the vesting date.
(4)	The stock option with an exercise price of $36.60 vests in 6 equal monthly installments beginning on July 31, 2015, becoming fully exercisable as of December 31, 2015. The stock option with an exercise price of $30.00 vests in 16 equal quarterly installments beginning on March 18, 2016. The stock option grant with an exercise price of $5.80 will vest beginning on November 25, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Knapp remaining in our continuous employ through the vesting date.
(5)	The stock option with an exercise price of $44.40 vests in 16 equal quarterly installments beginning on September 28, 2013. The stock option with an exercise price of $77.60 vests in 16 equal quarterly installments beginning on February 26, 2014. The stock option with an exercise price of $35.00 vests in 16 equal quarterly installments beginning on April 15, 2015. The stock option with an exercise price of $35.40 vests in 16 equal quarterly installments beginning on September 19, 2015. The stock option with an exercise price of $30.00 vests in 16 equal quarterly installments beginning on March 18, 2016. The stock option grant with an exercise price of $16.80 will vest in equal quarterly installments beginning on May 23, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Burns remaining in our continuous employ through the vesting date.

Option Exercises in 2016

There were no option exercises by the directors or the executive officers in 2016.

Compensation

Because of the size of our Company, the number of executive officers in our Company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers other than our broad-cased employee 401(k) plan in which all of our employees, including our named executive officers, are entitled to participate.

Employment Agreements and Termination Benefits

The employment agreement for each of our named executive officers contains provisions related to termination of employment and a change of control of our Company. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and our Board of Directors considered the termination and change of control provisions based on publicly available information regarding the practices of other life sciences companies and an analysis of current market trends.

We provide change of control protections in the case of our named executive officers only when they are deemed necessary to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change of control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. In 2017, the Compensation Committee, upon the recommendation of Radford, added change of control protections for Mr. Knapp. Mr. Ghiglieri and Dr. Nejadnik had such benefits in their current employment agreements, as amended.

Our 2016 Incentive Plan provides generally that, upon the occurrence of a “covered transaction” such as a merger or acquisition of our company, all unvested stock options and awards under the Plan held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such a “single trigger” change-of-control policy is consistent with the objective of aligning the interests of the named executive officers’ and of the Company’s stockholders by allowing the executives to participate equally with stockholders in the event of a “covered transaction.”

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2016, are described in detail in the section below entitled “Executive Compensation – Potential Payments Upon Termination/Change of Control.”

Equity Compensation Plan

The following table sets forth certain information as of December 31, 2016, regarding securities authorized for issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our security holders:
Amended and Restated 2016 Incentive Plan	560,925	$41.50	500,692
Equity compensation plans not approved by our security holders:
Employee Stock Purchase Plan	NA	NA	20,930
Outstanding Warrants (1)	124,109	$20.15	—

Total	685,034	$37.63	521,622

(1)	The warrants shown were issued in discrete transactions from time to time as compensation for services rendered by consultants, advisers, other third parties, or warrants issued to lenders, and do not include warrants sold in private placement or public offering transactions. The material terms of such warrants were determined based upon arm’s-length negotiations with the services providers. The warrant exercise prices approximated the market price of our common stock at or about the date of grant, and the warrant terms range from three to ten years from the grant date.

STEPHEN F. GHIGLIERI—On November 3, 2016, Stephen F. Ghiglieri and the Company entered into an employment agreement dated November 1, 2016, pursuant to which Mr. Ghiglieri was engaged to serve as our as Executive Vice President and Chief Financial Officer, effective November 1, 2016 on an “at-will” basis. Pursuant to the terms of an employment agreement, Mr. Ghiglieri received an annual base salary of $370,000 and an annual incentive bonus opportunity of up to 30% of his base salary commencing in 2016 (pro-rated for 2016), to be earned based on the achievement of annual performance targets to be established by the Compensation Committee of the Board of Directors. Mr. Ghiglieri also received a signing bonus of $50,000 payable on the first pay date in 2017, subject to being employed on the date of payment. On November 1, 2016, Mr. Ghiglieri was granted 50,000 stock options to purchase shares of common stock. Such stock options vest in sixteen (16) equal quarterly installments of 3,125 shares each over four years beginning on the first quarterly anniversary of November 1, 2016, provided, in each case, that Mr. Ghiglieri remains in the continuous employment of the Company through such quarterly anniversary dates and will become fully vested at the end of the fourth year following the grant date.

Mr. Ghiglieri’s employment agreement further provided that in the event we terminate his employment without “cause,” he would be entitled to continue receiving his then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our Company during the term of Mr. Ghiglieri’s employment, the compensation, benefits, title or duties of Mr. Ghiglieri under his employment agreement are reduced, or Mr. Ghiglieri must relocate more than 50 miles from his current residence, Mr. Ghiglieri will be considered terminated by us without “cause,” and entitled to twelve months of his annual base salary.

On February 21, 2017, the Board of Directors appointed Mr. Stephen F. Ghiglieri the Company’s Interim Chief Executive Officer, effective February 21, 2017. On February 21, 2017, the Company and Mr. Ghiglieri amended the employment agreement between the Company and Mr. Ghiglieri dated November 1, 2016, to provide that during the term Mr. Ghiglieri is the Interim Chief Executive Officer to (i) change Mr. Ghiglieri’s base salary from $370,000 to $450,000 a year, (ii) change Mr. Ghiglieri’s target bonus from 30% to 50% of base salary (to be awarded in the discretion of the Board), and (iii) increase Mr. Ghiglieri severance from 6 to 12 months of annual base salary if Mr. Ghiglieri is terminated from his employment without cause. Mr. Ghiglieri will also continue to serve as the Company’s Chief Financial Officer.

On March 21, 2017, Mr. Ghiglieri and the Company executed a retention agreement effective February 1, 2017, whereby the Company would pay Mr. Ghiglieri fifty percent of his annual base salary, twenty-five percent paid on June 30, 2017 and twenty-five percent paid on December 31, 2017, if he remained employed through those dates and subject to other terms and conditions. The Compensation Committee and the Board of Directors have approved this retention agreement.

BIJAN NEJADNIK, M.D. Dr. Nejadnik and the Company entered into an employment agreement, dated as of October 30, 2015, pursuant to which Dr. Nejadnik was engaged to serve as our Executive Vice President and Chief Medical Officer on an “at-will” basis. Under the employment agreement, Dr. Nejadnik received an annual base salary of $400,000 and a $100,000 signing bonus. In addition, he is eligible to (i) receive an annual cash bonus award targeted at 30% of his annual base salary based on the performance of certain criteria set by the Board of Directors, and (ii) participate in all employee benefit plans in effect for our employees from time to time. Further, effective October 30, 2015, he received a stock option grant to purchase up to 17,500 shares at the exercise price of $33.60 and such options will vest in sixteen (16) equal quarterly installments over four years beginning on the first quarterly anniversary of the effective date of the employment agreement, subject to Dr. Nejadnik remaining in our continuous employ through each quarterly vesting date.

Dr. Nejadnik’s employment agreement further provided that in the event we terminate his employment without “cause,” he would be entitled to continue receiving his then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our Company during the term of Dr. Nejadnik’s employment, the compensation, benefits, title or duties of Dr. Nejadnik under his employment agreement are reduced, or Dr. Nejadnik must relocate more than 50 miles from his current residence, Dr. Nejadnik will be considered terminated by us without “cause,” and entitled to twelve months of his annual base salary.

On August 22, 2016, the Company and Dr. Nejadnik entered into an amendment to Dr. Nejadnik’s employment agreement. The amendment provides that in the event Dr. Nejadnik’s employment with the Company is terminated upon a change of control (as such term is defined in the employment agreement), then he will be entitled to a severance payment equal to twelve months of base salary. All other provisions of his employment agreement remain the same.

On March 9, 2017, Dr. Nejadnik and the Company executed a retention agreement effective February 1, 2017, whereby the Company would pay Dr. Nejadnik fifty percent of his annual base salary, twenty-five percent paid on June 30, 2017 and twenty-five percent paid on December 31, 2017, if he remained employed through those dates and subject to other terms and conditions. The Compensation Committee and the Board of Directors have approved this retention agreement.

THOMAS J. KNAPP, J.D. Mr. Knapp and the Company entered into an offer letter to serve as our Interim General Counsel and Corporate Secretary for the six-month period commencing on June 25, 2015 and ending on December 31, 2015. Under the offer letter, Mr. Knapp received an annualized salary of $325,000, or approximately $27,083 per month, and to participate in employee benefit plans made available generally to our employees. Mr. Knapp’s employment is terminable at-will by Mr. Knapp or by the Company upon not less than 30 days notice.

In connection with his employment, the Company granted Mr. Knapp a stock option to purchase up to 2,000 shares of our common stock at the exercise price of $36.60. The option was subject to vesting in six approximately equal monthly installments as of the end of each month during the period ending December 31, 2015, subject to Mr. Knapp’s remaining in our continuous service through each monthly vesting date.

On December 31, 2015, the Company and Mr. Knapp entered into an amendment of the offer letter, which continued his employment until September 30, 2016. Under the amendment, Mr. Knapp received a bonus of $48,750 for 2015, an annualized salary of $334,750, or approximately $27,896 per month, and the option to participate in employee benefit plans made available generally to our employees. In connection with his continued employment, the Company granted Mr. Knapp a stock option to purchase up to 7,500 shares of our common stock at the exercise price of $30.00. The option will be subject to vesting in sixteen (16) approximately equal quarterly installments over four years beginning three months from the grant date, subject to Mr. Knapp’s remaining in our continuous service through each quarterly vesting date.

On October 1, 2016, the Company also entered into a second amendment of the offer letter with Mr. Thomas J. Knapp, Interim General Counsel and Corporate Secretary, which continued his employment until March 31, 2017. Under the amendment, Mr. Knapp will be entitled to bonus as determined by the board of directors for 2016, an annualized salary of $334,750.00, or approximately $27,896 per month, and to participate in employee benefit plans made available generally to our employees. In connection with his continued employment, the Company granted Mr. Knapp a stock option to purchase up to 5,100 shares of our common stock at the exercise price of $5.74 per share. The option will be subject to vesting in equal monthly installments over the term of the amendment beginning one month from the grant date, subject to Mr. Knapp’s remaining in our continuous service through each monthly vesting date. In addition, in the event Mr. Knapp’s employment with the Company is terminated without cause (as such term is defined in the amendment), he will be entitled to receive his annual base salary through the end of the term of the amendment and he will be entitled to a severance payment equal to six months of base salary; and, if terminated, under certain circumstances including without cause upon a change of control (as such term is defined in the amendment), then he will be entitled to a severance payment equal to twelve months of base salary.

On February 7, 2017, the Company and Thomas J. Knapp amended the offer letter, which extended the offer letter term until December 31, 2017, provides Mr. Knapp an annual salary of $341,445 with a 2017 target bonus percentage of 30%, and six months of severance pay if Mr. Knapp is terminated without cause. The amendment also provides that if there is a change in control, and Mr. Knapp is terminated without cause, his compensation is significantly reduced, or he must relocate, he will be considered terminated by the Company and the Company will remain obligated to continue paying Mr. Knapp’s base salary for a period of twelve months, in addition to other benefits and payments due. In addition, the amendment granted Mr. Knapp a stock option to purchase up to 10,000 shares of the Company’s common stock at the exercise price of $1.41 per share. The stock option vests in equal quarterly installments between April 1, 2017 and December 31, 2017, subject to Mr. Knapp remaining in our continuous employ through each quarterly vesting date.

On March 9, 2017, Mr. Knapp and the Company executed a retention agreement effective February 1, 2017, whereby the Company would pay Mr. Knapp fifty percent of his annual base salary, twenty-five percent paid on June 30, 2017 and twenty-five percent paid on December 31, 2017, if he remained employed through those dates and subject to other terms and conditions. The Compensation Committee and the Board of Directors have approved this retention agreement.

JOHN T. BURNS, CPA—On August 22, 2016, the Company and Mr. Burns, Vice President Finance and Corporate Controller, entered into a severance agreement whereby in the event Mr. Burns’ employment with the Company is terminated without cause (as such term is defined in the agreement), he will be entitled to a severance payment equal to six months of base salary and if terminated under certain circumstances including without cause upon a change of control (as such term is defined in the agreement), then he will be entitled to a severance payment equal to nine months of base salary.

On March 13, 2017, Mr. Burns and the Company executed a retention agreement effective February 1, 2017, whereby the Company would pay Mr. Burns fifty percent of his annual base salary, twenty-five percent paid on June 30, 2017 and twenty-five percent paid on December 31, 2017, if he remained employed through those dates and subject to other terms and conditions. The Compensation Committee and the Board of Directors have approved this retention agreement.

MARK W. SCHWARTZ, PH.D. In April 2011, Dr. Schwartz was the Chief Executive Officer of privately held company Apthera, Inc. that was acquired by Galena (formerly RXi Pharmaceuticals). Upon acquisition, Dr. Schwartz was retained as our Chief Operating Officer and we entered into an employment agreement with Dr. Schwartz for a one-year term expiring on April 13, 2012. Dr. Schwartz was entitled to receive an initial annual base salary of $225,000. Dr. Schwartz’s base salary was subject to increase to $275,000 upon our completion of a financing transaction with net proceeds of at least $5 million and to $300,000 upon our completion of a financing transaction with net proceeds of at least $10 million during the term of the employment agreement. Our April 2011 underwritten public offering satisfied both of these financing criteria. Pursuant to the employment agreement, Dr. Schwartz was granted a 10-year stock option to purchase 2,000 shares of our common stock at an exercise price of $25.60 per share. The option vests and becomes exercisable in 12 equal quarterly installments beginning on July 13, 2011, provided, in each case, that Dr. Schwartz remains in our continuous employ through such vesting date.

On September 23, 2011, we amended our employment agreement with Dr. Schwartz to extend the term of the employment agreement to September 23, 2013 and to increase his base annual salary from $300,000 to $350,000. On March 1, 2013, we further amended our employment agreement with Dr. Schwartz to extend indefinitely his employment agreement following the expiration of its term on an “at will” basis and to provide that the employment agreement may be terminated at any time after March 1, 2013 by us or Dr. Schwartz, with or without “cause” (as defined in the employment agreement). As part of this amendment, Dr. Schwartz was awarded 12,500 stock options at an exercise price of $20.00 vesting immediately.

The March 2013 amendment to Dr. Schwartz’s employment agreement further provides that in the event we terminated Dr. Schwartz’s employment without “cause,” he would be entitled to: (1) continue receiving his then current annualized base salary for a period of six months following the termination; and (2) continued vesting under his option for the duration of the term of the agreement.

Under the employment agreement, if, in connection with a change of control of our Company during the term, Dr. Schwartz’s compensation, benefits, title, or duties are reduced, or if Dr. Schwartz was required to relocate more than 50 miles from his current residence, then Dr. Schwartz would be considered terminated without cause, in which case he would have been entitled to the benefits set forth in the preceding paragraph.

On September 16, 2014, we entered into a new employment agreement with Dr. Schwartz, pursuant to which Dr. Schwartz was engaged to serve as our President and Chief Executive Officer. The employment agreement was effective retroactive to August 21, 2014, the date of Dr. Schwartz’s appointment to these offices. Under the employment agreement, Dr. Schwartz was entitled to receive an annual base salary described below, and would be eligible to: (i) receive for each full calendar year a target performance bonus of 60% of his annual base salary, the determination of the amount of any such bonus to be made by our Board of Directors or the Compensation Committee of our Board of Directors at their sole discretion; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Pursuant to the employment agreement, Dr. Schwartz was entitled to receive an annual base salary of $480,000, provided, however, that base salary was increased to $550,000 on February 1, 2016 as a result of market data analysis targeting the 50th percentile and the Company substantially meeting our current principal, material corporate goals for the period then ending. In connection with his appointment as our President and Chief Executive Officer, Dr. Schwartz also was granted on September 16, 2014 a 10-year stock option to purchase 10,000 shares of our common stock at an exercise price of $44.60 per share. The options vest and becomes exercisable in 12 equal quarterly installments over three years beginning on the first quarterly anniversary of the effective date of Dr. Schwartz’s employment agreement, provided, in each case, that Dr. Schwartz remained in our continuous employ through such vesting date.

The employment agreement had no defined expiry, but may be terminated by us or Dr. Schwartz at any time. If we terminate Dr. Schwartz’s employment without “cause” (as defined in the employment agreement), or if Dr. Schwartz terminates his employment for “good reason” (as defined in the employment agreement), Dr. Schwartz will be entitled to: (i) any accrued and unused paid “time off” and reimbursement of business expenses accrued but unpaid as of the date of termination; (ii) salary at his then-current base salary over the relevant severance period described below; (iii) accelerated vesting of unvested, time-vesting stock options held by Dr. Schwartz as of the date of termination that would have become vested had he remained employed throughout the severance period; (iv) an amount equal to the monthly premium for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for he and his eligible dependents who were covered under our health plans as of the date of the termination throughout the severance period; and (v) any earned but unpaid bonus discretionary as of the date of termination. The severance period will be the six month period following the date of termination of Dr. Schwartz’s employment, except that, if the date of termination is on or after the date six months following September 16, 2014 the severance period will be the twelve month period following the date of termination.

On January 18, 2017, we amended the employment agreement to provide that if there is a change in control, and Dr. Schwartz is terminated without cause, his compensation is significantly reduced, or he must relocate, he will be considered terminated by the Company and the Company will remain obligated to continue paying Dr. Schwartz’s base salary for a period of twelve months, in addition to other benefits and payments due.

Effective January 31, 2017, Dr. Schwartz resigned from his position as President and Chief Executive Officer and as a member of the board of directors of each of Galena Biopharma, Inc., Apthera, Inc. and Mills Pharmaceutical, LLC (collectively, the “Companies”). For purposes of Dr. Schwartz’s Employment Agreement, dated as of August 21, 2014, Dr. Schwartz’s resignation was without “Good Reason”. In connection with his resignation, the Company executed a Separation Agreement and General Release with Dr. Schwartz and terminated Dr. Schwartz’s Employment Agreement effective as of the resignation date. The Separation Agreement provides, among other things, for the following: (a) Dr. Schwartz shall, within three days of January 31, 2017, receive his final paycheck and any unpaid vacation; (b) Dr. Schwartz shall receive $302,068.86 less required tax withholdings and authorized deductions, which is equal to six (6) months of Dr. Schwartz’s final base salary and six (6) months of the cost for continued health benefits coverage under COBRA; (c) in accordance with the Company’s By-Laws and Certificate of Incorporation as well as Delaware law, the Company shall indemnify and hold Dr. Schwartz harmless from any claims arising out of his actions as an employee and/or director of the Company; and (d) Dr. Schwartz agrees to release and waive all claims (both known or unknown) that he may have against the Company as of the date of his resignation.

Potential Payments Upon Termination/Change of Control

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change of control, and termination upon the executive’s death or permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2016, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

		Termination without Cause or for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Stephen Ghiglieri	Severance	185,000	370,000	—	—	—
Interim Chief Executive Officer and Chief Financial Officer	Accelerated vesting of stock options(1)	—	—	—	—	—
Mark W. Schwartz, Ph.D.	Severance	569,000	569,000	—	—	—
Former President and Chief Executive Officer	Accelerated vesting of stock options(1)	—	—	—	—	—
	Health insurance(2)	16,316	32,632	—	—	32,632
Bijan Nejadnik	Severance	200,000	400,000	—	—	—
Chief Medical Officer	Accelerated vesting of stock options(1)	—	—	—	—	—
Thomas J. Knapp	Severance	167,375	334,750	—	—	—
Interim General Counsel	Accelerated vesting of stock options(1)	—	—	—	—	—
John T. Burns	Severance	107,500	161,250	—	—	—
Vice President, Finance and Corporate Controller	Accelerated vesting of stock options(1)	—	—	—	—	—

(1)	Represents the intrinsic value of in-the-money stock options outstanding at December 31, 2016 as determined by subtracting the exercise price of the stock options from the market price of our common stock on December 31, 2016, multiplied by the number of shares underlying the unvested in-the-money stock options.
(2)	Represents the cost as of December 31, 2016 of continuation of the executive’s health insurance.

Director Compensation

The Compensation Committee has responsibility for the recommendation of the compensation for the Board of Directors. As stated in our 2016 Proxy Statement, our Board of Directors re-evaluated our non-employee compensation program, including stock option grants to non- employee directors, and determined to modify the program for 2017. Accordingly, our Compensation Committee again enlisted Radford to conduct a complete evaluation of our compensation programs as it relates to our non-employee directors. As such, Radford performed a similar analysis as it pertains to the compensation for our Board of Directors in terms of the cash retainer, cash meeting fees, and equity awards. The goal of the Compensation Committee is to have the compensation for the Board of Directors track the same pattern as the executive officers, with approximately the 50th percentile as the target in terms of cash and equity compensation relative to our peers.

Cash Compensation

For 2016, our Compensation Committee requested Radford perform a market analysis of the cash component of our current non-employee director compensation policy of the Company and recommend revisions to align the cash compensation component with the 50th percentile of the market and the equity component with the 50th percentile of the approved peer group.

As a result the Board of Directors approved the following, effective upon the date of the 2016 annual meeting:

●	A cash retainer component to the director’s compensation policy in lieu of the previous per meeting cash payment that will be payable for Board of Directors and committee positions and would include up to 10 meetings for each of the Board of Directors and committees. In the event there are more than 10 Board of Directors or committee meetings, a per meeting cash payment policy (outlined below) would be used to compensate Board of Directors or committee members for their attendance at the meetings in excess of 10. The cash retainer policy is the majority practice of boards within the market and the Company’s peer group and is designed to target the 50th percentile for cash compensation.

●	All non-employee directors will be paid an annual cash retainer in four quarterly payments of the following amounts:

●	Board Member: $45,000;

●	Additional Non-Executive Chairman: $40,000;

●	Committee Membership: Audit – $10,000, Compensation – $7,500, Nominating/Governance $5,000, and Strategy $5,000; and

●	Additional Committee Chair: Audit – $20,000, Compensation – $15,000, Nominating/Governance – $10,000, and Strategy $10,000.

Per meeting payment policy in the event there are more than 10 Board of Directors or Committee meetings.

●	a fee of $2,000 per board meeting attended by the director, such fee payable for meetings attended in person or telephonically;

●	a fee of $2,000 per committee meeting attended by the chair of the committee, such fees payable for meetings attended in person or telephonically; and

●	a fee of $1,500 per committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically.

Effective on January 1, 2017, the non-employee director compensation policy was revised. The annual cash retainer payment was modified so that thirty-three percent (33%) of the annual cash retainers for the directors’ board and committee positions will be paid in unrestricted shares of the Company’s common stock on the first trading day of each quarter. Such shares will be subject to the directors’ stock ownership and retention guideline of three times the current annual cash retainer.

Stock Options

For 2016, our Compensation Committee also requested Radford perform a market analysis of the equity component of our current director compensation policy of the Company and recommend revisions to align with the equity compensation component with the 50th percentile of the market. As a result the Board of Directors approved:

●	Effective in 2016, all stock grants are made once a year during our annual meeting of the Board of Directors held in conjunction with our Annual Meeting of Stockholders with the next scheduled option grant at the Annual Meeting.

●	All non-employee directors who remain on the Board of Directors after the annual stockholder election will be awarded stock option grants of 5,000 stock options, which vest in equal quarterly amounts over one year.

●	Effective as of the date of the appointment by the Board of Directors of a new director or election by the stockholders of a new director at an annual stockholder meeting, such new director will receive an initial award of 10,000 stock options, which vest in equal quarterly amounts over one year.

Future considerations

As with our executive compensation, non-employee director compensation is an iterative process. The Compensation Committee plans to revisit the compensation structure of the non-employee directors on an annual basis and determine the appropriate course of action based on Galena’s business situation during that year.

Summary Compensation Table

In accordance with the non-employee director compensation policy, each non-employee director is paid such fees for his/her services as a non-employee director and is reimbursed for his/her reasonable expenses incurred in the performance of his/her duties as non-employee director.

The following table sets forth a summary of the compensation paid to our non-employee directors in 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		All Other Compensation ($)	Total ($)
Richard Chin, M.D.	71,279	—	33,000.00		—	104,279
Stephen S. Galliker	94,808	—	33,000.00		—	127,808
Sanford J. Hillsberg	99,280	—	33,000.00		—	132,280
Steven A. Kriegsman	36,060	—	—		—	36,060
Rudolph Nisi, M.D.	105,072	—	33,000.00		—	138,072
William L. Ashton	99,970	—	33,000.00		—	132,970
Irving M. Einhorn	78,000	—	33,000.00		—	111,000
Mary Ann Gray, Ph.D.	32,940	—	214,800.00	(2)	—	247,740

(1)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718. Each director received 5,000 stock options on July 14, 2016.
(2)	Dr. Gray received two option grants in 2016, one in April related to joining the Board of Directors, and the annual grant in July 2016.

2016 Incentive Plan

NAME	DOLLAR VALUE		NUMBER OF OPTIONS
Non-employee directors	$15,400	(1)	35,000	(2)

(1)	Represents the aggregate fair value of the option grants computed in accordance with ASC Topic 718 based on an assumed exercise price of $0.57 per share, the closing price of our common stock as reported on The NASDAQ Stock Market on April 13, 2017, and excluding the effects of any estimated forfeitures. The actual exercise price of the options will be the closing price of our common stock as reported on The NASDAQ Stock Market on June 8, 2017, the Annual Meeting Date, which price could be higher or lower than $0.57 per share.
(2)	The options will vest quarterly over a period of one year and have an expiry term of 10 years.

Reimbursements

Our directors are reimbursed for their out-of-pocket expenses incurred in attending board, committee and stockholder meetings, including those for travel, meals and lodging.

Audit Committee Report

As stated in its charter, among other responsibilities, the Audit Committee’s role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The Audit Committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The Audit Committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The Audit Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and has also received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm the firm’s independence from our Company and our management. The Audit Committee has also concluded that the provision of the non-audit services to our company in 2016 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the Audit Committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2016 Annual Report.

By the Audit Committee of the Board of Directors of Galena Biopharma, Inc. Stephen S. Galliker| Irving M. Einhorn | Mary Ann Gray, Ph.D. | Rudolph Nisi, M.D.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed Moss Adams as our independent registered public accounting firm.

Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2016. Moss Adams has served as Galena’s auditors since May 2013. Moss Adams does not have and has not had any financial interest, direct or indirect, in our Company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our Audit Committee and our Board of Directors believe that the continued retention of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Our Audit Committee pre-approved all services provided to us by Moss Adams for 2016. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Our Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Audit Fees

The fees for 2016 and 2015 billed to us by Moss Adams for professional services rendered for the audit and quarterly reviews of our financial statements filed by us with the SEC were $230,920 and $204,520, respectively. The Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Audit-Related Fees

Audit-related fees for 2016 and 2015 billed to us by Moss Adams for professional services rendered in connection with certain registration statements and various financings were $191,292 and $116,064, respectively.

Tax Fees

The fees for 2016 and 2015 billed to us by Moss Adams for tax compliance, tax advice, and tax planning were $7,370 and $17,203, respectively.

All Other Fees

Except as described above, no other services were rendered by Moss Adams for 2016 or 2015.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Stockholder Proposals

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2018 must be received by us on or before February 6, 2018. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2018.

Revocation of Proxy

Subject to the terms and conditions set forth in this Proxy Statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

Other Matters

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

We have also engaged Georgeson, LLC to assist in the solicitation of proxies. We will pay Georgeson a fee of $7,500 plus certain out-of-pocket expenses and flat fees of $6.00 per completed proxy solicitation call and $4.00 per telephone vote.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at Galena Biopharma, Inc., Attention: Corporate Secretary, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, or by email at info@galenabiopharma.com, or by telephone at (855) 855-4253, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the physical address, email address, or telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Questions and Answers

What is a proxy?

A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. The written document by which you designate someone as your proxy is also called a proxy, or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Stephen F. Ghiglieri, our Interim CEO, or Thomas J. Knapp, our Interim General Counsel and Corporate Secretary, as your proxies for the Annual Meeting and you are authorizing Mr. Ghiglieri or Mr. Knapp to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to return the accompanying proxy card, or vote in one of the other ways described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What is a Proxy Statement?

A Proxy Statement is a document that we are required to issue by Securities and Exchange Commission regulations, to give you when we ask you to designate Mr. Ghiglieri or Mr. Knapp as your proxies to vote on your behalf.

What is in this Proxy Statement?

This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision whether or how to vote your stock.

At the Annual Meeting, stockholders will act upon the following proposals referred to in the attached notice of annual meeting and described in detail in this Proxy Statement:

1.	To elect three directors to serve until the 2020 annual meeting of stockholders;

2.	To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	To ratify the selection of Moss Adams as our independent registered public accounting firm for 2017; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In addition, management will respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2017, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

●	Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

●	Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 37,435,524, shares of our common stock issued and outstanding, exclusive of treasury shares.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

An “ABSTENTION occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Annual Meeting.

Abstentions will have no effect on the outcome of the vote regarding Proposal 1. As to Proposals 2 and 3, however, the approval, by non-binding vote, of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017, respectively, an abstention will have the same effect as a vote “AGAINST” the proposal.

What are the voting rights of the holders of Galena common stock?

Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

●	As to Proposal 1 regarding the election of directors, you may vote “FOR,” or “WITHHOLD’ with respect to all or any of the nominees.

●	As to Proposal 2 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

●	As to Proposal 3 regarding the ratification of the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2017, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

How will my shares be voted if I am a stockholder of record?

If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote only on Proposal 3 regarding the ratification of the selection of our independent registered public accounting firm for 2017, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this Proxy Statement.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Mr. Ghiglieri or Mr. Knapp can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

What vote is required for the proposals?

The following votes are required with respect to the proposals:

●	As to Proposal 1 regarding the election of directors, the two nominees receiving the greatest number of affirmative votes cast, known as a “plurality vote,” will be elected.

●	As to Proposal 2 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

●	As to Proposal 3 regarding the ratification of the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

What are the Board of Directors’ recommendations?

The recommendations of our Board of Directors are set forth together with the description of each proposal in this proxy statement. In summary, our Board of Directors recommends a vote:

●	“FOR” election of the directors named in this proxy statement as described in Proposal 1;

●	“FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement as described in Proposal 2; and

●	“FOR” ratification of the appointment of Moss Adams as our independent registered public accounting firm for fiscal year ending December 31, 2017 as described in Proposal 3.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of April 13, 2017 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of April 13, 2017, or a proxy card if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you must bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

●	By Internet: If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

●	By Telephone: You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

●	By Mail: You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage pre paid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

If I am a stockholder of record, how do I consent to receive my Annual Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Galena accounts will need to consent to electronic delivery for each account separately.

When are other proposals for next year’s annual meeting due?

With respect to proposals not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our bylaws provide that stockholders who wish to propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders. For the 2018 Annual Meeting, stockholders wishing to present proposals for consideration under these provisions of our bylaws must submit their proposals so that they are received at our principal executive offices not earlier than March 10, 2018 and not later than April 10, 2018 in order to be considered. In the event that the 2017 Annual Meeting is not held within thirty (30) days before or after such anniversary date, then such proposal shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Proposals should be sent in writing to Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary. A stockholder’s notice to bring any other business before the 2018 Annual Meeting must set forth certain information, which is specified in our bylaws. A complete copy of our bylaws is available on our website www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.    MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 Electronic Voting ext Instructions 000000000.000000 ext Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!    Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies 1:00a.m. submitted PST on June by the 8, 2017. Internet or telephone must be received by Vote by Internet • Go to www.envisionreports.com/GALE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — Our Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Rudolph Nisi, M.D. 02 - William L. Ashton 03 - Richard Chin, M.D. For Against Abstain For Against Abstain 2. Proposal to approve, by non-binding vote, the 3. Proposal to ratify the appointment of Moss Adams as our compensation disclosed in the of proxy our named statement. executive officers as independent registered public accounting firm for 2017. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1 U P X 3 2 7 2 4 0 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02L9PE

. Proxy — Galena Biopharma, Inc. PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2017. The undersigned stockholder hereby also designates Stephen F. Ghiglieri and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Thursday, June 8, 2017, at 9:00 a.m., local time, at 2010 Crow Canyon Place, 1st Floor, San Ramon, CA 94583 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02L9QE 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IMPORTANT ANNUAL MEETING INFORMATION + A Proposals — Our Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: For Withhold For Withhold 2. Proposal to approve, by non-binding vote, the compensation of our named executive officers as disclosed in the proxy statement. For Against Abstain 02 - William L. Ashton For Against Abstain 01 - Rudolph Nisi, M.D. 03 - Richard Chin, M.D. For Withhold 3. Proposal to ratify the appointment of Moss Adams as our independent registered public accounting firm for 2017. MMMMMMMMMMMM 3 2 7 2 4 0 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy — Galena Biopharma, Inc. PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2017. The undersigned stockholder hereby also designates Stephen F. Ghiglieri and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Thursday, June 8, 2017, at 9:00 a.m., local time, at 2010 Crow Canyon Place, 1st Floor, San Ramon, CA 94583 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE